Exhibit 4.4

CST BRANDS, INC. SAVINGS PLAN

(EFFECTIVE AS OF MAY 1, 2013)

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	2
1.01.	Account	2
1.02.	Account Balance	2
1.03.	ACP Test	2
1.04.	ADP Test	2
1.05.	Affiliated Companies	2
1.06.	Beneficiary	2
1.07.	Benefit Plans Administrative Committee	2
1.08.	Board of Directors	2
1.09.	Break in Service	3
1.10.	Code	3
1.11.	Committee	3
1.12.	Company	3
1.13.	Company Contribution	3
1.14.	Compensation	3
1.15.	Considered Compensation	5
1.16.	Continuous Service	5
1.17.	Direct Rollover	5
1.18.	Disability	5
1.19.	Disability Retirement Date	5
1.20.	Distributee	6
1.21.	Effective Date	6
1.22.	Eligible Retirement Plan	6
1.23.	Eligible Rollover Distribution	6
1.24.	Employee	7
1.25.	ERISA	8
1.26.	Excess Deferrals	8
1.27.	Fund	8
1.28.	Highly Compensated Employee	8
1.29.	Hour of Service	8
1.30.	Leased Employee	9
1.31.	Member	10
1.32.	Military Leave	10
1.33.	Normal Retirement Age	10
1.34.	Normal Retirement Date	10
1.35.	Offset Amount	10
1.36.	Participating Company	11
1.37.	Plan	11
1.38.	Plan Year	11
1.39.	Pre-Tax Deferral	11
1.40.	Predecessor Plan	11
1.41.	Profit Sharing Contribution	11
1.42.	Qualified Military Service	11
1.43.	Required Beginning Date	11

1.44.	Rollover Contribution	12
1.45.	Roth Deferral	12
1.46.	Safe Harbor Matching Contribution	12
1.47.	Salary Deferral Agreement	12
1.48.	Salary Deferral Contributions	12
1.49.	Termination from Employment Date	12
1.50.	Transferred Employee	13
1.51.	Trust	13
1.52.	Trustee	13
1.53.	Vested Account Balance	13
1.54.	Year of Vesting Service	13

ARTICLE 2	ELIGIBILITY AND PARTICIPATION	14
2.01.	Membership As Of Effective Date	14
2.02.	Eligibility Requirements	14
2.03.	Participation by Members Who Are Not Employees	14

ARTICLE 3	CONTRIBUTIONS	15
3.01.	Salary Deferral Contributions	15
3.02.	Safe Harbor Matching Contributions	16
3.03.	Qualified Matching Contribution.	18
3.04.	Qualified Nonelective Contributions	18
3.05.	Rollover Contributions	18
3.06.	Certain Transfers Not Permitted	18
3.07.	Profits Not Required	18
3.08.	Profit Sharing Contributions	18
3.09.	After-Tax Contributions	20

ARTICLE 4	VESTING AND FORFEITURES	21
4.01.	100% Immediate Vesting for Certain Contributions	21
4.02.	Vesting of Other Contributions	21
4.03.	100% Vesting Upon Occurrence of Certain Events	22
4.04.	Forfeitures of Nonvested Account Balances and Cut-Off of Member Status	22
4.05.	Application of Forfeitures	22

ARTICLE 5	SECTION 402(G) LIMIT	24
5.01.	General Rule	24
5.02.	Corrective Distribution of Excess Deferrals	24

ARTICLE 6	SECTION 401(K) AND 401(M) LIMITS AND CORRECTIONS	26
6.01.	ADP Test	26
6.02.	ACP Test	26
6.03.	Current Plan Year Testing	26
6.04.	General Rules of Correction	26

ARTICLE 7	SECTION 415 LIMITS	28
7.01.	General Rule	28
7.02.	Treatment of Excesses	28

ARTICLE 8	MEMBERS’ ACCOUNTS	29
8.01.	Generally	29
8.02.	Valuation	30
8.03.	Members’ Self-Directed Investments	30
8.04.	Frozen ESOP I and ESOP II Accounts	31
8.05.	Diversification Requirements for Frozen ESOP I and Frozen ESOP II Accounts	32

ARTICLE 9	DISTRIBUTIONS	33
9.01.	General Rule	33
9.02.	Timing and Manner of Distributions	33
9.03.	Account Balances of $1,000 or Less	34
9.04.	Death Benefits	34
9.05.	Limitations on In-Service Distributions	34
9.06.	Notification and Member Election for Distributions Before Normal Retirement Age	34
9.07.	Special Rules for Plan Termination and Corporate Reorganizations	35
9.08.	QDROs	35
9.09.	Other Restrictions on Distributions	35
9.10.	Required Minimum Distributions	35
9.11.	Distributions to Comply With Other Code Requirements	35
9.12.	Direct Rollovers	36
9.13.	Distributions of Roth Deferrals	36

ARTICLE 10	PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE	38
10.01.	General Rule	38
10.02.	Hardship Distributions	38
10.03.	Withdrawals On and After Attainment of Age 59 1/2	40
10.04.	Withdrawals of Roth 401(k) Contributions	40
10.05.	Other Permitted In-Service Withdrawals	40

ARTICLE 11	LOANS	42
11.01.	General Availability of Loans	42
11.02.	Amount of Loan	42
11.03.	Terms of Loan	43
11.04.	Nonpayment of Required Installment	43
11.05.	Acceleration of Loan	44
11.06.	Repayment Not Permitted After Deemed Distribution	45
11.07.	Alternate Payees	45
11.08.	Fees	46
11.09.	USERRA	46

ARTICLE 12	DEATH BENEFITS	47
12.01.	General Rules	47
12.02.	Married Members	47
12.03.	Unmarried Members	47
12.04.	Divorced or Separated Members	47
12.05.	Qualified Beneficiary Designation	48

ARTICLE 13	SPECIAL PROVISIONS RELATING TO MEMBERS ON MILITARY LEAVE	49
13.01.	Military Leave Benefits In General	49
13.02.	Contributions Required on Return From Military Service	49
13.03.	Differential Pay Treated as Compensation	49
13.04.	Qualified Reservist Withdrawal	50
13.05.	Employee Status While Receiving Differential Wage Payments	50
13.06.	Survivor Benefits	50

ARTICLE 14	ADMINISTRATIVE PROCEDURES	51
14.01.	Appointment of Committee Members	51
14.02.	Officers and Employees of the Committee	51
14.03.	Action of the Committee	51
14.04.	Expenses	51
14.05.	Indemnification	52
14.06.	General Powers and Duties of the Committee	52
14.07.	Specific Powers of the Committee	52
14.08.	Records and Reports	53
14.09.	Allocation and Delegation of Fiduciary Responsibility	53
14.10.	Claims and Appeals Review Procedure	54
14.11.	Service of Process	54
14.12.	Payment to Minors or Persons Under Legal Disability	54
14.13.	Mistakes in Plan Administration	54

ARTICLE 15	ADOPTION OF PLAN BY AFFILIATED COMPANIES	55
15.01.	Adoption Procedure	55
15.02.	Effect of Adoption by Affiliated Company	55
15.03.	Withdrawal by Participating Company	55

ARTICLE 16	AMENDMENT, TERMINATION AND MERGER	56
16.01.	Amendment of the Plan	56
16.02.	Protected Benefits	56
16.03.	Reduction or Cessation of Contributions	56
16.04.	Termination of the Plan	56
16.05.	Unfavorable Determination After Initial Qualification	56
16.06.	Mergers or Transfers	57

ARTICLE 17	REVERSIONS	58
17.01.	No Reversion Permitted	58
17.02.	Approval by the Internal Revenue Service	58
17.03.	Contribution Recapture	58

ARTICLE 18	TOP HEAVY PROVISIONS	60
18.01.	Purpose of Article	60
18.02.	Definitions	60
18.03.	Determination of a Top-Heavy Plan	61
18.04.	Determination of the Top-Heavy Ratio	61
18.05.	Vesting Requirements	62
18.06.	Minimum Allocation	63

ARTICLE 19	MISCELLANEOUS	64
19.01.	Gender and Number	64
19.02.	Reference to the Code and ERISA	64
19.03.	Governing Law	64
19.04.	Compliance With the Code and ERISA	64
19.05.	Prohibition Against Assignment or Alienation	64
19.06.	Limitation of Rights	64

v

CST SAVINGS PLAN

INTRODUCTION

The CST Savings Plan is a new plan effective May 1, 2013.

The Plan is intended to qualify as a “profit-sharing plan” as described in Code section 401(a)(27).

INTRODUCTION

ARTICLE 1

DEFINITIONS

1.01. Account

Account shall mean the sum of the sub-accounts held on behalf of a Member, in accordance with the provisions of Article 8.

1.02. Account Balance

Account Balance on any date shall mean the value on that date of the Member’s Account.

1.03. ACP Test

ACP Test shall mean the actual contribution percentage test set forth in Code section 401(m)(2) and Treasury Regulation section 1.401(m)-2(a).

1.04. ADP Test

ADP Test shall mean the actual deferral percentage test set forth in Code section 401(k)(3) and Treasury Regulation section 1.401(k)-2(a).

1.05. Affiliated Companies

Affiliated Companies shall mean the Company and all members of a controlled group of corporations (as defined in Code section 414(b)), all commonly controlled trades or businesses (as defined in Code section 414(c)) and all members of an affiliated service group (as defined in Code section 414(m)) of which the Company is a part, and any other entity required to be aggregated with the Company pursuant to regulations under Code section 414(o).

1.06. Beneficiary

Beneficiary shall mean the person (or persons) to whom the Member’s Vested Account Balance is distributed after his death in accordance with Article 12.

1.07. Benefit Plans Administrative Committee

Benefit Plans Administrative Committee shall mean the Committee appointed by the Chief Executive Officer of the Company, pursuant to Section 14.01 hereof, with full discretionary power and authority to construe the Plan and determine all questions of eligibility and interpretation under the Plan, and all questions of fact, pursuant to Section 14.01.

1.08. Board of Directors

Board of Directors shall mean the Board of Directors of the Company.

ARTICLE 1 – DEFINITIONS

1.09. Break in Service

Break in Service for purposes of determining Years of Vesting Service, a Break in Service shall occur if a Member is not reemployed by the Company or an Affiliated Company within one year after the Member’s Termination from Employment Date, and a Break in Service shall mean, for each consecutive year thereafter, that the Member is not reemployed by the Company or an Affiliated Company during such year.

1.10. Code

Code shall mean the Internal Revenue Code of 1986 and the regulations thereunder, as amended and in effect from time to time.

1.11. Committee

Committee shall mean the Benefit Plans Administrative Committee appointed and acting pursuant to the provisions of

Article 14.

1.12. Company

Company shall mean CST Brands, Inc. or its successor.

1.13. Company Contribution

Company Contribution shall mean any contribution made to the Plan by a Participating Company on behalf of a Member, other than a Salary Deferral Contribution, a Rollover Contribution, or a transfer of assets under Code section 414(l).

1.14. Compensation

Compensation shall mean:

(a) All remuneration paid to an Employee for services rendered in the course of employment with a Participating Company, to the extent includible in gross income and reportable to the Employee under Code section 3402 on the Employee’s W-2, subject to the following qualifications and exceptions:

(1) Compensation shall include any amounts deducted from an Employee’s salary as elective deferrals to a cash or deferred arrangement under Code section 401(k), or as elective contributions to a cafeteria plan under Code section 125. Compensation shall not include any other amounts contributed to a plan or arrangement of deferred compensation, whether or not qualified under Code section 401(a).

(2) Compensation shall not include reimbursements for expenses, such as any gross-up of payroll or income taxes, and shall not include any fringe benefits such as prizes and awards, moving expenses, employee discounts, meals, van pooling, reimbursed medical and educational expenses and life insurance, whether or not includible in gross income and reported on the Employee’s W-2.

ARTICLE 1 – DEFINITIONS

(3) Compensation shall not include amounts realized from (A) the exercise of a nonqualified stock option; (B) the sale, exchange or other disposition of stock acquired under a qualified stock option; (C) restricted stock or property held by the Employee at the time it becomes freely transferable or is no longer subject to substantial risk of forfeiture; (D) stock appreciation rights; (E) distributions from a plan of deferred compensation, whether or not qualified under Code section 401(a); (F) the transfer of property to an Employee accompanied by an election under Code section 83(b), (G) bonus performance units or stock performance units or any bonus based on performance of more than one year; or (H) any kind of severance pay, including stay bonus.

(4) Compensation shall not include annual performance bonus payments (as characterized in the Participating Company’s internal records).

(b) For purposes of Section 1.29 (relating to the definition of Highly Compensated Employee), Article 6 (relating to the ADP and ACP Tests) and Article 7 (relating to Code section 415 limitations), the term Compensation is undefined and shall have the meanings permitted by the Code and regulations thereunder for construction of those provisions. For purposes of Article 18 (relating to top-heavy requirements) the term “Compensation” shall have the meaning set forth in that Article.

(c) Compensation shall include amounts received as short-term disability benefits (including payments under the Company’s Unavoidable Absence Pay) only if paid directly from a Participating Company’s payroll system. Compensation shall not include any amounts paid under the Company’s Work Injury Program or any other plan or program maintained solely for the purpose of complying with applicable workmen’s compensation laws, or with unemployment compensation or disability insurance laws, whether or not paid through the Company’s payroll system.

(d) Annual Compensation taken into account for any Plan Year shall be limited to the annual compensation limit in effect for such Plan Year under Code section 401(a)(17), as adjusted for increases in the cost of living in accordance with Code section 401(a)(17)(B), or as a result of changes to the provisions of Code section 401(a)(17), and such annual compensation limit is $255,000 for the Plan Year beginning January 1, 2013.

(e) The term “Compensation” as used herein, and as used for purposes of any definition of Compensation based on Code section 415(c)(3) or Code section 414(s), shall include those amounts as described in Code section 415(c)(3)(D).

(f) Notwithstanding the foregoing, Compensation shall specifically exclude unused vacation pay paid to former Employees following a Termination from Employment Date.

ARTICLE 1 – DEFINITIONS

(g) Post-Severance Compensation. Compensation shall also include compensation paid by the later of (i) 2 1/2 months after an Employee’s Termination from Employment Date or (ii) the end of the Plan Year that includes the Employee’s Termination from Employment Date if the payment is Compensation for services during such Employee’s regular working hours, Compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments and, absent a Termination from Employment Date, the payments would have been paid to the Employee while he or she continued in employment with the Company (i.e., such post-severance Compensation shall not include severance benefit payments).

1.15. Considered Compensation

Considered Compensation shall mean an Employee’s Compensation during that portion of the Plan Year when he is a Member.

1.16. Continuous Service

(a) Continuous Service shall mean an Employee’s period of employment with the Company or an Affiliated Company commencing as of the first day for which an Employee is paid, or entitled to payment, for the performance of duties and ending on the Employee’s Termination from Employment Date. If an Employee’s employment is terminated and he or she is subsequently reemployed by the Company or an Affiliated Company within 12 months, the period between the Member’s Termination from Employment Date and the date of his or her reemployment shall be included in the Member’s Continuous Service.

(b) Transferred Employees shall have their uninterrupted service credited under a Predecessor Plan as of the day prior to the later of (1) the Effective Date, or (2) the date of their transfer of employment to a Participating Company, as well as their subsequent service with the Company or an Affiliated Company as determined under Section 1.54 included as Continuous Service hereunder.

1.17. Direct Rollover

Direct Rollover shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

1.18. Disability

Disability shall mean a disability of an Employee as evidenced by receipt by the Committee of an award of disability benefits by the Social Security Administration.

1.19. Disability Retirement Date

Disability Retirement Date shall mean the date that the Committee has determined that a Member’s incapacity is a Disability.

ARTICLE 1 – DEFINITIONS

1.20. Distributee

Distributee shall mean an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

1.21. Effective Date

Effective Date shall mean May 1, 2013.

1.22. Eligible Retirement Plan

Eligible Retirement Plan shall mean an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), a Roth IRA described in Code section 408A, an annuity plan or contract described in Code sections 403(a) and 403(b), an eligible plan described in Code section 457(b), or a qualified trust described in Code section 401(a), that accepts the Distributee’s Eligible Rollover Distribution.

1.23. Eligible Rollover Distribution

(a) Eligible Rollover Distribution shall mean any distribution of all or any portion of the balance to the credit of the Distributee,

(1) except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); any distribution option that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except in those cases where the provisions of Code sections 402(c)(2)(A) and 402(c)(2)(B) apply to such portion; and any distribution that is a hardship distribution described in Code section 402(c)(4)(C).

(2) A portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions that are not includible in gross income. However, such portion may be transferred only to:

(A) an individual retirement account or annuity described in Code sections 408(a) or (b); or

ARTICLE 1 – DEFINITIONS

(B) any qualified plan described in Code sections 401(a) or 403(a); or

(C) an annuity contract described in Code section 403(b),

that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution that is includible in gross income and the portion of such distribution which is not so includible.

1.24. Employee

(a) Employee shall mean an individual paid through a Participating Company’s payroll system as a common law employee of the Participating Company. The term Employee shall include both “store-level” Employees and “above-store-level” Employees as described below:

(1) “Store-level” Employee shall mean an Employee whose principal employment is at a retail facility serving the motor vehicle public, such as a retail fueling facility, a convenience store, a truck stop, or a restaurant, including facility technician and bookkeeping positions and is identified on the Company’s records as a “store employee.”

(2) “Above-store-level” Employee shall mean an Employee who is not a “store-level” Employee.

(b) The term Employee shall not include:

(1) Leased Employees;

(2) an Employee who is a nonresident alien unless he/she working for a Participating Company in the United States under a valid work permit;

(3) an Employee who is a citizen of the United States and who is paid by a foreign Affiliated Company; and

(4) an Employee who is included in a unit of Employees covered by a collective bargaining agreement between Employee representatives and a Participating Company, if retirement benefits were the subject of good faith bargaining between such Employee representatives and a Participating Company, unless such collective bargaining agreement expressly provides for the benefits provided under this Plan.

(c) Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated or otherwise classified or treated by a Participating Company as an independent contractor or another designation other than an Employee shall be eligible to become a Member under the Plan regardless of whether such individual is, or may be, determined to be a common law employee of the Company by the Internal Revenue Service, Department of Labor or other government agency or by a court or other tribunal.

ARTICLE 1 – DEFINITIONS

1.25. ERISA

ERISA shall mean the Employee Retirement Income Security Act of 1974 and the regulations thereunder as amended from time to time.

1.26. Excess Deferrals

Excess deferrals shall mean the Member’s Salary Deferral Contributions for a taxable year to the extent such Contributions, when added to the sum of any elective deferrals under Code section 402(g)(3) and regulations thereunder, contributed by a Participating Company on behalf of such Member for the taxable year exceed the limit of Code section 402(g)(1), as indexed in accordance with that section and regulations thereunder.

1.27. Fund

Fund shall mean the fund or funds held for the Plan by a Trustee or insurance company in Members’ Accounts or otherwise.

1.28. Highly Compensated Employee

Highly Compensated Employee shall mean an Employee who is a highly compensated Employee as that term is defined in Code section 414(q).

1.29. Hour of Service

Hour of Service shall mean:

(a) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company or a predecessor employer as required by Code section 414(a)(2) and the Treasury regulations thereunder for the performance of services. Hours of Service under this subsection will be credited to the Employee for the computation period in which the services are performed.

(b) Each hour for which an Employee is directly or indirectly compensated, or entitled to compensation, by the Company or an Affiliated Company, or for which an Employee receives benefits from a state-sponsored disability program, on account of a period of time during which no services are performed (without regard to whether the employment relationship between the Employee and an Affiliated Company has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence with pay. Hours of Service under this subsection will be calculated and credited pursuant to Department of Labor Regulations section 2530.200b-2 which are incorporated herein by this reference.

ARTICLE 1 – DEFINITIONS

(c) Each hour credited on the basis of applicable regulations under ERISA for unpaid periods of absence for service in the armed forces of the United States or the Public Health Service of the United States as a result by which such Employee’s reemployment rights are guaranteed by law, provided that the Employee returns to employment with the Company or any Affiliated Company within the time such rights are guaranteed.

(d) If the Company or an Affiliated Company maintains a qualified plan of a predecessor employer, each hour credited by such predecessor employer as required by Code section 414(a).

(e) Solely for purposes of preventing a Break in Service, each hour credited in accordance with Code sections 410(a)(5)(E) and 411(a)(6)(E) for an unpaid period during which an Employee is absent from work by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement, provided that the Employee furnishes timely information to the Company to establish that the absence from work is for one of the aforementioned reasons, and the number of days for which there was such an absence. The Hours of Service credited under this subsection shall be credited in the Plan Year in which the absence begins only if necessary to prevent a Break in Service in that period, and in all other cases, in the immediately succeeding Plan Year.

(f) Each Employee whose Compensation is not determined on the basis of certain amounts for each hour worked (such as salaried, commission and piecework Employees) and whose hours are not required to be counted and recorded by any federal law (such as the Fair Labor Standards Act) shall be credited with 190 Hours of Service for each month in which the Employee would be credited with at least One Hour of Service pursuant to this Section.

(g) The Committee shall determine the number of Hours of Service, if any, to be credited to an Employee under the foregoing rules in a uniform and nondiscriminatory manner and in accordance with applicable federal laws and regulations including without limitation Department of Labor Regulation section 2530.200b-2(b) and (c).

1.30. Leased Employee

Leased Employee shall mean an individual who is a leased Employee, as that term is defined in Code section 414(n), of the Company or an Affiliated Company. For purposes only of the rules defining Hour of Service under Section 1.29, a Leased Employee includes an individual who would have been a Leased Employee but for the requirement that services be performed on a substantially full time basis for one year.

ARTICLE 1 – DEFINITIONS

1.31. Member

Member shall mean:

(a) an Employee who has met the eligibility requirements of Section 2.02(a) and 2.02(b); and

(b) any former Employee who has had a Termination from Employment Date and who has not received a complete distribution of his or her Vested Account Balance.

1.32. Military Leave

Military Leave shall mean a period during which an Employee is absent from a position of employment for the purpose of the performance of duty on a voluntary or involuntary basis in a Uniformed Service under competent authority and includes:

(a) active duty, active duty for training, initial active duty for training, inactive duty training, full-time National Guard duty;

(b) an examination to determine the fitness of the person to perform such duty;

(c) performance of funeral honors duty as authorized by law (10 U.S.C. 12503 or 32 U.S.C. 115); and

(d) service as an intermittent disaster-response appointee upon activation of the National Disaster Medical System (NDMS) or as a participant in an authorized training program as required under the Public Health Security and Bioterrorism Preparedness and Response Act of 2002, Pub. L. 107–188.

Notwithstanding the foregoing, Military Leave does not include service in a Uniformed Service that terminates as a result of separation of the Member from such Uniformed Service under other than honorable conditions, as set forth in USERRA.

1.33. Normal Retirement Age

Normal Retirement Age shall mean age 65.

1.34. Normal Retirement Date

Normal Retirement Date shall mean a Member’s Termination from Employment Date on or after attaining his Normal Retirement Age.

1.35. Offset Amount

Offset Amount shall mean the amount by which a Member’s Account is reduced to repay a loan from the Plan (including the enforcement of the Plan’s security interest in the Member’s Account).

ARTICLE 1 – DEFINITIONS

1.36. Participating Company

Participating Company shall mean the Company and any corporation or partnership that adopts the Plan in accordance with Article 15.

1.37. Plan

Plan shall mean the CST Savings Plan.

1.38. Plan Year

Plan Year shall mean the 12-month period commencing on January 1 and ending on the following December 31.

1.39. Pre-Tax Deferral

Pre-Tax Deferral means a Member’s Salary Deferral Contributions under Section 3.01 that are not includible in the Member’s gross income at the time deferred.

1.40. Predecessor Plan

Predecessor Plan shall mean, as of the Effective Date, the Valero Energy Corporation Thrift Plan and the Valero Energy Corporation Savings Plan.

1.41. Profit Sharing Contribution

Profit Sharing Contribution shall mean a Company Contribution described in Section 3.08.

1.42. Qualified Military Service

Qualified Military Service shall mean any service in the uniformed services by any Member if such Member is entitled to reemployment rights under USERRA with respect to such service.

1.43. Required Beginning Date

Required Beginning Date shall mean:

(a) For a Member not described in Section 1.44(b), April 1 of the calendar year following the later of the calendar year in which the individual (1) attains age 70 1/2 ; or (2) has a Termination from Employment Date.

(b) For a Member who is a five percent-owner (as defined in Code section 416) of an Affiliated Company, April 1 of the calendar year following the calendar year in which the individual attains age 70 1/2.

ARTICLE 1 – DEFINITIONS

1.44. Rollover Contribution

Rollover Contribution shall mean a contribution eligible for rollover to this Plan in accordance with the requirements of Code section 402 or Code section 408(d)(3).

1.45. Roth Deferral

Roth Deferral means a Member’s Salary Deferral Contributions that are includible in the Member’s gross income at the time deferred and have been irrevocably designated as Roth Deferrals by the Member in his Salary Deferral Agreement. A Member’s Roth Deferrals will be maintained in a separate account containing only the Member’s Roth Deferrals and gains and losses attributable to Roth Deferrals.

1.46. Safe Harbor Matching Contribution

Safe Harbor Matching Contribution means all Company Contributions made by a Participating Company pursuant to Section 3.02 for the Plan Year and allocated to a Member’s Account.

1.47. Salary Deferral Agreement

Salary Deferral Agreement shall mean an election by a Member to defer Compensation for the purpose of making Salary Deferral Contributions to the Plan. A Member may, under a Salary Deferral Agreement, elect to make Pre-Tax Deferrals and/or Roth Deferrals in accordance with Section 3.01. A Salary Deferral Agreement may be effected in the form of a written election, an electronic election or in such other form and pursuant to such administrative procedures as the Committee may determine.

1.48. Salary Deferral Contributions

Salary Deferral Contributions shall mean amounts contributed on behalf of a Member as contributions pursuant to Code section 401(k) and made pursuant to a Salary Deferral Agreement under Section 3.01. Salary Deferral Contributions may be either Pre-Tax Deferrals or Roth Deferrals or a combination thereof. Salary Deferral Contributions contributed to the Plan as one type (either pre-tax or Roth) may not later be reclassified as the other type.

1.49. Termination from Employment Date

Termination from Employment Date shall mean the date on which occurs the earlier of subsection (a), (b) or (c):

(a) The date on which an Employee’s employment with an Affiliated Company terminates by reason of a quit, discharge, retirement, administrative termination, death, or attainment of his Disability Retirement Date; or

ARTICLE 1 – DEFINITIONS

(b) The twelve month anniversary of the first day of a period in which an Employee remains absent from service, with or without pay, for any other reason; or

(c) Without regard to the provisions stated above, if a Member is absent because of an approved leave of absence (with or without pay), the Member’s Termination from Employment Date will be the first business day following the end of the approved leave of absence if the Member fails to return to active employment with a Participating Company or an Affiliated Company by that date.

1.50. Transferred Employee

Transferred Employee shall mean an individual who becomes an Employee as of the Effective Date (or a date no later than August 31, 2013, in the case of select individuals who will be transferred to the Company after the Effective Date) and who, immediately prior to becoming an Employee hereunder, was a participant in a Predecessor Plan.

1.51. Trust

Trust shall mean the trust agreement entered into by the Company and the Trustee.

1.52. Trustee

Trustee shall mean one or more persons collectively appointed and acting under the Trust, and any successor thereto.

1.53. Vested Account Balance

Vested Account Balance shall mean that portion of a Member’s Account Balance in which he or she is vested in accordance with the terms of Article 4.

1.54. Year of Vesting Service

Year of Vesting Service shall mean:

(a) a year of Continuous Service.

(b) In the case of a Member with a zero Vested Account Balance, Years of Vesting Service before a five consecutive years Break in Service shall not be counted.

ARTICLE 1 – DEFINITIONS

ARTICLE 2

ELIGIBILITY AND PARTICIPATION

2.01. Membership As Of Effective Date

(a) An Employee who was a participant in a Predecessor Plan on the day prior to the Effective Date shall become a Member in this Plan on the Effective Date. Such Employees’ elections with respect to Salary Deferral Contributions in effect under his or her Predecessor Plan immediately prior to the Effective Date shall be deemed to have been made under this Plan and shall be in effect for such Employee unless and until such deemed election is changed pursuant to Section 3.01(e).

(b) A Transferred Employee shall immediately become a Member in this Plan beginning with the first full pay period for which such Transferred Employee receives compensation as an Employee of a Participating Company, and the initial contributions by and for the Transferred Employees shall be based on Compensation earned during such first full pay period. A Transferred Employee’s elections with respect to Salary Deferral Contributions in effect under his or her Predecessor Plan immediately prior to the effective date of such Transferred Employee’s participation hereunder shall be deemed to have been made under this Plan and shall be in effect for such Transferred Employee unless and until such deemed election is changed pursuant to Section 3.01(e).

2.02. Eligibility Requirements

Employees who do not become Members in accordance with Section 2.01 will become Members in accordance with subsections (a) or (b) below:

(a) “Store-level” Employees become Members on the first day of the month coincident with or next following the Employee’s first anniversary of his or her date of hire.

(b) “Above-store-level” Employees become Members on the Employee’s date of hire.

2.03. Participation by Members Who Are Not Employees

A Member who has ceased to be an Employee is not eligible to make Salary Deferral Contributions to the Plan. Such Member, however, is eligible to change investment options under the terms of the Plan.

ARTICLE 2 – ELIGIBILITY AND PARTICIPATION

ARTICLE 3

CONTRIBUTIONS

3.01. Salary Deferral Contributions

(a) By executing a Salary Deferral Agreement in accordance with procedures specified by the Committee, a Member may elect to defer his or her Compensation in an amount equal to not less than 1% nor more than 50% of Compensation. Salary Deferral Agreements cannot relate to any portion of the Member’s Compensation that is currently available prior to the date of such Salary Deferral Agreement. Additionally, except for occasional, bona fide administrative considerations, Salary Deferral Contributions made pursuant to such an election cannot precede the earlier of: (i) the performance of services relating to the contribution; or (ii) when the Compensation that is subject to the Salary Deferral Agreement would be currently available to the Member in the absence of an election to defer.

(b) Percentage designations under Section 3.01(a) will be in whole numbers, except that partial percentages may be permitted as determined under the ADP or ACP Tests.

(c) Roth Deferrals. Any Member who enters into a Salary Deferral Agreement may designate all or any portion of the Salary Deferral Contributions made thereunder, including any Catch-Up Contributions made under subsection (f), as Roth Deferrals. All Roth Deferrals shall be includible in the Member’s gross income at the time deferred. Any Salary Deferral Contribution designated as Roth Deferrals may not later be redesignated as Pre-Tax Deferrals.

(1) If any portion of a Member’s Salary Deferral Contribution is to be distributed under Plan Section 5.02 or Article 6, such distribution shall be deemed to be derived first from Pre-Tax Deferrals unless the Member shall notify the Plan Administrator in writing that Roth Deferrals are to be distributed.

(2) If a distribution is to be made to a Member that is less than all of the Member’s Account, the Member must notify the Plan Administrator in writing at least 30 days in advance of such distribution whether any portion of such distribution is to include Roth Deferrals. In the absence of such designation, Roth Deferrals shall be distributed after all Pre-Tax Deferrals.

(d) Except as provided in Section 3.01(f), Salary Deferral Contributions are subject to Article 4 (vesting); Article 5 (Code section 402(g) dollar cap); Article 6 (ADP and ACP Tests) if applicable; Article 8 (Code section 415 limits); and Articles 10 and 11 (distribution limits).

(e) A Member may elect to change the percentage deferral under his or her Salary Deferral Agreement, or to cease Salary Deferral Contributions, at any time by executing a new Salary Deferral Agreement. An initial Salary Deferral Agreement, any later election to change an earlier Salary Deferral Agreement, and an election to cease

ARTICLE 3 – CONTRIBUTIONS

Salary Deferral Contributions, shall be effective within such time or times specified in procedures issued by the Committee. Notwithstanding a Member’s Salary Deferral Agreement, with respect to a Member who has an outstanding loan from the Plan, in any pay period that such Member has Compensation net of taxes, employee-paid benefits, garnishments and any other withholding amounts, that is less than the sum of (1) the Salary Deferral Contribution elected for that pay period plus (2) the loan repayment due in that period, such net Compensation shall be allocated first to the loan repayment, so that the Salary Deferral Contribution may be less than the amount elected in the Salary Deferral Agreement.

(f) Notwithstanding any provisions in this Section 3.01 to the contrary, Members who are eligible to make Salary Deferral Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v), and applicable regulations and guidance issued pursuant thereto. Such catch-up contributions shall not be taken into account for purposes Article 5 (Section 402(g) Limit), Article 6 (Section 401(k) and 401(m) Limits and Corrections) or Article 7 (Section 415 Limits). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

3.02. Safe Harbor Matching Contributions

(a) A Participating Company shall make Safe Harbor Matching Contributions with respect to the Members specified in subsection (b) and “true-up” matching contributions specified in subsection (c). The ADP test is treated as satisfied for a Plan Year if the provisions of this Section 3.02, including the safe harbor contribution requirements of Section 3.02(b) and the notice requirements of Section 3.02(c) are satisfied for such Plan Year.

(b) Safe Harbor Matching Contributions shall be made on behalf of each Member, for each pay period, equal to 100% of such Member’s Salary Deferral Contributions up through 3% of Considered Compensation and 50% of such Member’s Salary Deferral Contributions on the next 2% of Considered Compensation for the pay period.

(1) The Safe Harbor Matching Contribution shall be allocated to Members for each pay period on the basis of such Member’s Salary Deferral Contributions and Considered Compensation for the pay period.

(2) Safe Harbor Matching Contributions are nonforfeitable when made, provided however, that Safe Harbor Matching Contributions may not be withdrawn on account of hardship.

ARTICLE 3 – CONTRIBUTIONS

(c) A Participating Employer shall also make “true-up” matching contributions as of the last day of each Plan Year to Members who are employed on the last day of the applicable Plan Year. The amount of the true-up matching contribution, if any, to be made to each Member shall equal the amount necessary to ensure that each Member receives the full amount of Safe Harbor Matching Contribution he or she is eligible to receive based on his or her aggregate contributions regardless of the frequency and annualized Considered Compensation for the full Plan Year. True-up matching contributions shall be made as soon as reasonably practical following the end of the applicable Plan Year, and, in any event, not later than the time prescribed by law for filing the Participating Company’s federal income tax return (including extensions thereof) for the Participating Company’s fiscal year which ends with or within the applicable Plan Year.

(d) Each Employee for the Plan Year must receive a notice of his or her rights and obligations under the Plan. Such notice must be in writing or in such other form as may be approved by the Commissioner, and satisfy the content requirements of subparagraph (1) and the timing requirements of subparagraph (2) below:

(1) Content of Notice. The notice must be sufficiently accurate and comprehensive to inform the Employee of his or her rights and obligations under the Plan, and written in a manner calculated to be understood by the average Employee. The notice must describe (i) the Safe Harbor Matching Contribution formula used under the Plan (including a description of the levels of matching contributions, if any, available under the Plan); (ii) any other contributions under the Plan and the conditions under which such contributions are made; (iii) the type and amount of compensation that may be deferred under the Plan; (iv) how to make Salary Deferral Contributions, including any administrative requirements that apply to such elections; (v) the dates as of which cash or deferred elections may be made; (vi) withdrawal and vesting provisions applicable to contributions under the Plan; and (vii) information that makes it easy to obtain additional information about the Plan (including an additional copy of the summary plan description) such as telephone numbers, addresses and, if applicable, electronic addresses of individuals or offices from whom Employees can obtain such Plan information.

(2) Timing of Notice. The notice must be provided within a reasonable period before the beginning of the Plan Year (or within a reasonable period before an Employee’s Entry Date). This requirement is deemed satisfied if the notice is given to each Employee at least 30 but no more than 90 days before the beginning of each Plan Year. For Employees who become eligible after the 90th day before the beginning of the Plan Year (and for new plans), the timing requirement is satisfied if the notice is given no later than the Employee’s Entry Date, and no earlier than 90 days before the Employee’s Entry Date. If it is not practicable for the notice to be provided on or before the date specified in the preceding sentences, the notice will be treated as timely provided if it is provided as soon as practicable after that date, and the Employee is permitted to elect to defer from all types of Compensation that may be deferred under the Plan earned beginning on the date the Employee first becomes eligible.

ARTICLE 3 – CONTRIBUTIONS

(e) Safe Harbor Matching Contributions are subject to Article 7 (Code section 415 limits) and any other applicable nondiscrimination testing required under the Code.

3.03. Qualified Matching Contribution.

To the extent permitted by Code sections 401(k) and 401(m) and Treasury regulations thereunder, all or a portion of any Company Contribution may be used to satisfy the ACP or ADP Tests.

3.04. Qualified Nonelective Contributions

A Participating Company may make additional Company Contributions for the purpose of correcting violations of the ADP and ACP Tests.

3.05. Rollover Contributions

The Plan shall accept Rollover Contributions. A Rollover Contribution may be made by any Employee. A Rollover Contribution may not include a distribution of any outstanding loan from the distributing plan. Notwithstanding the foregoing provisions of this Section 3.05 and of Section 1.44, a Rollover Contribution that includes “after-tax” monies will only be accepted from a qualified trust under Code section 401(a); a Rollover Contribution that is part of an “eligible rollover distribution” from an “eligible retirement plan” (as those terms are defined in Code section 402(c)) that is an individual retirement account or annuity shall only be permitted if such an account/annuity is a “conduit” from another “eligible retirement plan” other than such an account/annuity.

3.06. Certain Transfers Not Permitted

The Plan will not be a direct or indirect transferee of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus, or profit-sharing plan that would otherwise provide for a life annuity form of payment to the Member.

3.07. Profits Not Required

Company Contributions to the Plan shall not be precluded because any of the Affiliated Companies do not have profits.

3.08. Profit Sharing Contributions

(a) For each Plan Year, the Company may, in the discretion of the Board of Directors or such other party as designated by such Board, make a Profit Sharing Contribution to the Plan to be allocated as specified in subsection (b). Any such declared Profit Sharing Contribution shall be fully discretionary and may be based on such factors and criteria and may be determined in such amount as determined by the party exercising discretionary authority in the making of such contribution.

ARTICLE 3 – CONTRIBUTIONS

(b) Any Profit Sharing Contribution for a Plan Year shall be allocated:

(1) to Members who are “store-level” Employees:

(A) Credited with at least 1,000 Hours of Service during the Plan Year, and

(B) Employees of a Participating Company on the last day of the Plan Year;

(2) to Members who are “above-store-level” Employees who are Employees of a Participating Company on the last day of the Plan Year;

(3) pro rata to such Members on the basis of each Member’s Considered Compensation for the Plan Year to the Considered Compensation of all eligible Members for the Plan Year.

The Profit Sharing Contribution allocated to a Member for a Plan Year shall be credited to such Member’s Profit Sharing Contribution Account sub-account under the Member’s Account. The balance in such Profit Sharing Contribution Account shall be subject to the vesting provisions of Section 4.02(a).

In determining whether an individual who is both a “store-level” Employee and a Transferred Employee, has attained the requisite 1,000 Hours of Service during 2013 for purposes of any Profit Sharing Contribution made for 2013, Hours of Service shall include service with Valero Energy Corporation, or an affiliate of Valero Energy Corporation, during 2013.

(c) The Company may make any such Profit Sharing Contribution under this Section 3.08 in cash or in Company stock, or any combination thereof. Any such Profit Sharing Contributions for a Plan Year shall be deposited with the Trustee at such time or times as determined by the Company, but in no event later than the time prescribed by law for the Company to file a Federal income tax return for the taxable year with respect to which such contributions are made, including any extensions of time relating thereto.

(d) Notwithstanding any other provision of this Section 3.08, for each Plan Year the Company may, in its discretion, make a Profit Sharing Contribution under this Section 3.08 on behalf of each eligible Member equal to a percentage of the Member’s Compensation for the Plan Year. The amount of such Profit Sharing Contribution shall be determined by the Committee and may differ for “above-store-level” Employees and “store level” Employees. Whether an Employee is “store-level” or “above-store-level” shall be determined in accordance with the Company’s internal records.

ARTICLE 3 – CONTRIBUTIONS

3.09. After-Tax Contributions

No after-tax contributions shall be permitted. However, a Member whose Account was transferred from a Predecessor Plan may have a Frozen After-Tax Contributions Account containing transferred after-tax contributions and the earnings thereon.

ARTICLE 3 – CONTRIBUTIONS

ARTICLE 4

VESTING AND FORFEITURES

4.01. 100% Immediate Vesting for Certain Contributions

The Member shall be vested 100% in the following amounts credited as part of his Account Balance:

(a) All amounts credited to his or her Pre-Tax Deferrals Account;

(b) All amounts credited to his or her Roth Deferrals Account;

(c) All amounts credited to his or her Safe Harbor Matching Contributions Account;

(d) All amounts credited to his or her Rollover Contributions Account; and

(e) All amounts credited to his or her Frozen After-Tax Contributions Account.

All of such contributions shall be taken into account in determining each Member’s vested benefits under the Plan.

Additionally, Transferred Employees shall be vested 100% in all amounts transferred to this Plan pursuant to a trustee-to-trustee transfer from a Predecessor Plan other than Profit Sharing Contributions, which will be subject to the vesting provisions described in Section 4.02 below.

4.02. Vesting of Other Contributions

(a) For that portion of a Member’s Account Balance attributable to the Profit Sharing Contributions described in Section 3.08, and credited to the Member’s Profit Sharing Contribution Account, a Member shall be vested in a specified percentage, determined by his Years of Vesting Service in accordance with the following schedule:

Years of Vesting Service	Vested Percentage
Less than three Years	0%
Three Years or more	100%

(b) Notwithstanding the foregoing, Transferred Employees with an Account Balance transferred from a Predecessor Plan, as of the date of such transfer, shall be vested in their Profit Sharing portion of such transferred amounts in the same percentage as such amounts were vested in the Predecessor Plan.

ARTICLE 4 – VESTING AND FORFEITURES

4.03. 100% Vesting Upon Occurrence of Certain Events

A Member shall be vested in 100% of his or her Account Balance upon the occurrence of any of the following events while the Member is an Employee:

(a) Attainment of Normal Retirement Age;

(b) Disability;

(c) Death; or

(d) Termination or partial termination of the Plan.

4.04. Forfeitures of Nonvested Account Balances and Cut-Off of Member Status

(a) If a Member receives a complete distribution of the Member’s Vested Account Balance following his or her Termination from Employment Date, the nonvested portion of the Member’s Account Balance shall be treated as a forfeiture upon such distribution. If at the time of such distribution the Member is zero percent vested in his or her Account Balance, such Member shall be deemed to have received a distribution of his or her Vested Account Balance and the nonvested portion of the Member’s Account Balance shall be treated as a forfeiture as of the Member’s Termination of Employment Date.

(b) If a Member receives a distribution as described in Section 4.04(a) and is rehired as an Employee before incurring a five consecutive years Break in Service, any portion of the Member’s Account that has been forfeited pursuant to Section 4.04(a) shall be restored if the Member repays to the Plan the full amount of his distribution before the fifth anniversary of the Member’s rehire date. No such restoration shall be required if the Member was considered to have received a distribution of a zero balance amount as provided in Section 4.04(a).The source for restoring forfeitures shall be first, current forfeitures, and if insufficient, an additional contribution by the Member’s Participating Company. Repaid distributions and restored forfeitures shall be invested in accordance with the Member’s then investment direction.

(c) If a Member incurs a five consecutive years Break in Service, or if Section 4.04(b) is applicable to the Member but the Member fails to make the required repayment described therein, the Member shall permanently forfeit the portion of the Member’s Account that was forfeited pursuant to Section 4.04(a) at the time of the Member’s initial Termination from Employment Date, or if no amount was forfeited at such time, the Member shall permanently forfeit the nonvested portion of the Member’s Account at the time he incurs such a five consecutive years Break in Service.

4.05. Application of Forfeitures

(a) Any forfeiture arising under this Article shall be used by the Company to reduce contributions made by the Company due under Article 3, or to pay Plan expenses.

ARTICLE 4 – VESTING AND FORFEITURES

(b) Upon the termination of the Plan, any forfeitures which have not been applied towards Section 4.05(a) shall be credited on a pro rata basis to the Accounts of Members in the same manner as the last contribution made by the Company under the Plan.

ARTICLE 4 – VESTING AND FORFEITURES

ARTICLE 5

SECTION 402(g) LIMIT

5.01. General Rule

The sum of the Salary Deferral Contributions, plus any other Company Contributions defined as elective deferrals under Code section 402(g)(3) and regulations thereunder, contributed by a Participating Company on behalf of a Member for a taxable year may not exceed the “applicable dollar amount” in effect for such year as provided for under Code section 402(g)(1) (as such amount may be adjusted).

5.02. Corrective Distribution of Excess Deferrals

The Plan is permitted but not required to make corrective distributions of Excess Deferrals, according to the provisions of this section.

(a) Correction After Taxable Year.

(1) Not later than the March 15 following the close of a Member’s taxable year, the Member may notify the Plan of the amount of Excess Deferrals received by the Plan during that taxable year, in accordance with procedures set forth by the Committee.

(2) Not later than the April 15 following the close of the taxable year, the Plan may distribute to the Member the amount of Excess Deferrals designated under Section 5.02(a)(1).

(b) Correction During the Taxable Year. A corrective distribution of Excess Deferrals may be made during the taxable year in which the excess deferral arose if:

(1) The Member designates the distribution as an excess deferral in accordance with procedures set forth by the Committee (or a deemed designation is made for the Member by the Committee in accordance with Plan procedures);

(2) The distribution is made after the date on which the Plan received the excess deferral; and

(3) The Plan designates the distribution as a corrective distribution of Excess Deferrals.

(c) A corrective distribution of Excess Deferrals may in no event exceed the amount of Salary Deferral Contributions actually contributed on behalf of the Member to this Plan during the Member’s taxable year.

ARTICLE 5 – SECTION 402(g) LIMIT

(d) The income and loss allocable to Excess Deferrals:

(1) Shall equal the sum of allocable gain or loss for the taxable year of the Member, determined in accordance with procedures specified by the Committee, to the degree consistent with Code section 402(g) and Treasury Regulations thereunder, but

(2) Shall not include the allocable gain or loss for the period between the end of the taxable year and the date of distribution.

(e) A corrective distribution of Excess Deferrals shall be made without regard to any notice or consent otherwise required under Code section 411(a)(11) or 417.

(f) Any Safe Harbor Matching Contributions that relate to the Excess Deferral being distributed under this Article shall be treated as forfeitures under Article 4. The Matching Contribution so forfeited shall be in proportion to the applicable Member’s vested and nonvested interest in Matching Contributions under the Plan for the Plan Year in which the excess deferral arose. Forfeitures under this Article shall be treated under the rules of Section 4.05.

ARTICLE 5 – SECTION 402(g) LIMIT

ARTICLE 6

SECTION 401(k) AND 401(m) LIMITS AND CORRECTIONS

6.01. ADP Test

(a) For each Plan Year, the Plan shall satisfy the nondiscrimination requirements of Code section 401(k)(3) which is hereby incorporated by reference, with respect to those Employees who became Members during the Plan Year prior to attaining age 21 and completing a year of Continuous Service.

(b) For each Plan Year, the Plan is deemed to satisfy the ADP Test using the notice and Safe Harbor Matching Contribution requirements of Code section 401(k)(12) and regulations thereunder with respect to Members who have attained age 21 and completed a year of Continuous Service.

6.02. ACP Test

(a) For each Plan Year, the Plan shall satisfy the nondiscrimination requirements of Code section 401(m)(2) which is hereby incorporated by reference, with respect to those Employees who became Members during the Plan Year prior to attaining age 21 and completing a year of Continuous Service.

(b) For each Plan Year, the Plan is deemed to satisfy the ACP Test using the notice and Safe Harbor Matching Contribution requirements of Code section 401(m)(11) and regulations thereunder with respect to Members who have attained age 21 and completed a year of Continuous Service.

6.03. Current Plan Year Testing

A Plan that uses the provisions of Section 3.02 to satisfy the ADP and ACP Test for a Plan Year is treated as making a current year testing election for that year. Once made, this election can be changed only if the Plan meets the requirements for changing to prior year testing set forth in Notice 98-1 (or superseding guidance).

6.04. General Rules of Correction

(a) A Participating Company may prevent or correct failures of the ADP Test in any one or combination of appropriate ways decided by the Committee, to the extent not prohibited by Code sections 401(k) or 401(m) or regulations under those sections; including but not limited to the following:

(1) Testing any Company Contributions under the ADP Test;

(2) Limiting allowable Salary Deferral Contributions on behalf of Highly Compensated Employees;

ARTICLE 6 – SECTION 401(k) AND 401(m) LIMITS AND CORRECTIONS

(3) Making additional Company Contributions to the extent necessary to satisfy the ADP test;

(4) Distributing Salary Deferral Contributions to the extent permitted by Code section 401(k)(8) and regulations thereunder.

(b) A Participating Company may prevent or correct failures of the ACP Test in any one or combination of appropriate ways decided by the Committee, to the extent not prohibited by Code sections 401(k), 401(m) or regulations under those sections, including but not limited to the following:

(1) Testing any Company Contributions under the ACP Test;

(2) Limiting the amount of Company Contributions allocated with respect to Highly Compensated Employees;

(3) Making additional Company Contributions to the extent necessary to satisfy the ACP test;

(4) Distributing Company Contributions in accordance with Code section 401(m)(6) and regulations thereunder;

(5) Making corrective forfeitures of Company Contributions.

ARTICLE 6 – SECTION 401(k) AND 401(m) LIMITS AND CORRECTIONS

ARTICLE 7

SECTION 415 LIMITS

7.01. General Rule

Annual additions (as that term is defined in Code section 415(c)(2)) to a Member’s Account are subject to the limitations of Code section 415 and its regulations, which are incorporated here by reference.

7.02. Treatment of Excesses

Amounts under this Plan that are in excess of the Code section 415 limits will be treated as follows:

(a) First, the excess shall be handled by the refund to the affected Member of the following Contributions in the following order of priority: unmatched Salary Deferral Contributions; and matched Salary Deferral Contributions. All such refunds shall be made as soon as administratively practicable after the excess is determined, and the refunded amounts shall include any earnings attributable to the refunded amounts. Additionally, Safe Harbor Matching Contributions attributable to any refunded Salary Deferral Contributions shall be placed in the suspense account as provided in subsection (b) below, along with and at the time of said refunds.

(b) If, after the application of Section 7.02(a), any excess still exists the correction methods in former Treasury Regulations section 1.415-6(b)(6), including the maintenance of a Code section 415 suspense account, may be implemented if the Plan is eligible for the self-correction program of the Employee Plans Compliance Resolution System (“EPCRS”), but only if the requirements of Section 9 of Revenue Procedure 2013-12 (or superseding guidance) are satisfied, and those corrections will also be taken into account for purposes of the Voluntary Correction and Audit Closing Programs under EPCRS.

ARTICLE 7 – SECTION 415 LIMITS

ARTICLE 8

MEMBERS’ ACCOUNTS

8.01. Generally

An Account shall be maintained on behalf of each Member until distributed in accordance with the terms of this Plan. A Member’s Account shall include subaccounts, which as appropriate may include (but are not limited to):

(a) Pre-Tax Deferral account, consisting of Pre-Tax Deferrals made by a Member and earnings thereon;

(b) Roth Deferral account, consisting of Roth Deferrals made by a Member and earnings thereon;

(c) Safe Harbor Matching Contributions account, consisting of Safe Harbor Matching Contributions made by a Participating Company and earnings thereon;

(d) Profit Sharing Contributions account, consisting of Profit Sharing Contributions made by a Participating Company and earnings thereon;

(e) Rollover Contributions account, consisting of Rollover Contributions made by a Member and earnings thereon;

(f) Frozen Matching Contributions account, consisting of matching contributions and earnings thereon transferred by a Member, or transferred pursuant to a trust-to-trust transfer, from a Predecessor Plan;

(g) Frozen After-Tax Contributions account, consisting of after-tax contributions and earnings thereon transferred by a Member, or transferred pursuant to a trust-to-trust transfer, from a Predecessor Plan;

(h) Frozen ESOP I account, consisting of funds originally held under the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan I, and transferred by a Member, or transferred pursuant to a trust-to-trust transfer, from a Predecessor Plan to the extent such funds continue to be invested in Valero Stock or CST Stock; and

(i) Frozen ESOP II account, consisting of funds originally held under the Ultramar Diamond Shamrock Corporation Employee Stock Ownership Plan I, and transferred by a Member, or transferred pursuant to a trust-to-trust transfer, from a Predecessor Plan to the extent such funds continue to be invested in Valero Stock or CST Stock.

ARTICLE 8 – MEMBERS’ ACCOUNTS

8.02. Valuation

A Member’s Account Balance shall be valued each business day, and shall equal the sum of contributions, earnings, gains, losses, withdrawals, distributions, deemed distributions, loans, and expenses, with respect to such Account Balance.

8.03. Members’ Self-Directed Investments

Except as otherwise provided in this Article, a Member’s Account shall be invested by the Member according to the procedures set forth in this section.

(a) Generally. Funds in a Member’s Account shall be invested in one or more investment vehicles selected by the Committee in accordance with procedures established by the Committee.

(b) Initial Investment Instructions. As soon as practicable after becoming eligible to participate in the Plan, a Member shall instruct the Committee, in accordance with procedures set forth by the Committee, concerning allocation of the Member’s Account Balance among the available investment funds. A Member may instruct allocation of his or her Account Balance to one investment fund, or in fractional shares or dollar amounts (to the extent permitted by the Committee) among different investment funds, as long as the total dollar amounts or fractional shares do not exceed 100% of such Account Balance. Procedures established under this section by the Committee shall permit a Member’s investment instructions to be transmitted or effective before the Member has received the information described in Section 8.03(e).

(c) Changes in Investment Instructions. Investment instructions by a Member shall continue in effect until changed by the Member. A Member may change such investment instructions at any time, in accordance with procedures prescribed by the Committee.

(d) Default Investment Funds. To the extent a Member designates no investment fund for a portion of the Member’s Account Balance, such Account Balance shall be placed in the default investment option as determined from time to time by the Committee.

(e) Information. The Committee shall provide Members sufficient information to make informed investment decisions with regard to investment alternatives available under the Plan, including (but not limited to) a description of those investment alternatives.

(f) Procedures. The Committee shall establish procedures for receiving and acting on Members’ investment instructions. The Committee shall establish procedures by which Members have the opportunity to obtain written confirmation of their investment instructions. The Committee may charge Members’ accounts for the reasonable expenses of carrying out investment and other instructions. In accordance with procedures established by the Committee, Members will be periodically informed of the actual expenses incurred with respect to their Employee Accounts.

ARTICLE 8 – MEMBERS’ ACCOUNTS

(g) Assumption of Investment Risk. Each Member shall assume all investment risks connected with the assets held in the Member’s Account, and is solely responsible for the selection of his investment options. The Trustee, the Committee, an Affiliated Company, and any officer, owner, or Employee of an Affiliated Company, are not empowered to advise a Member as to the manner in which his or her Account shall be invested. The fact that an Investment Fund is available to Members for investment shall not be construed as a recommendation for investment in that investment fund.

(h) Limitations on Investments in the CST Stock Fund. The amount of a Member’s Account that may be invested in the CST Stock Fund shall be limited as follows:

(1) with respect to new contributions to the Plan, a Member may not designate more than 20% of such contributions to be invested in the CST Stock Fund; and

(2) the total amount of a Member’s Account that may be invested in the CST Stock Fund, whether from new contributions, transfers from other funds, or otherwise, may not exceed 20% of the aggregate value of a Member’s Account Balance at any time; provided, however, in the event that: (A) as a result of a direct trustee-to-trustee transfer or a direct rollover from the Predecessor Plan, a Member’s Account Balance hereunder includes CST Stock which exceeds such threshold, or (B) as a result of investment gains or losses, a Member’s Account ceases to meet such threshold, such Member shall not be required to liquidate and reinvest the excess CST Stock, but such Member may not invest any additional portion of his/her Account in the CST Stock Fund (whether through additional contributions, transfers from other funds, or otherwise) unless and until an additional investment in the CST Stock Fund can be made without exceeding such threshold.

(i) Limitations on Investments in the Valero Company Stock Fund. The amount of a Member’s Account that may be invested in the Valero Company Stock Fund shall be limited as follows:

(1) No new contributions may be invested in the Valero Company Stock Fund; and

(2) No transfers from another investment fund to the Valero Company Stock Fund shall be permitted.

8.04. Frozen ESOP I and ESOP II Accounts

Funds in the Frozen ESOP I and Frozen ESOP II accounts are invested solely in the shares of Valero Energy Corporation and CST Brands, Inc.

ARTICLE 8 – MEMBERS’ ACCOUNTS

8.05. Diversification Requirements for Frozen ESOP I and Frozen ESOP II Accounts

(a) Members have an immediate right to diversify any investments in the Frozen ESOP I and Frozen ESOP II accounts attributable to Member contributions by transferring all or part of the balance in those accounts to any of the other investment funds available under the Plan.

(b) A Member who has completed at least three Years of Vesting Service, a Beneficiary of a Member who has completed at least three Years of Vesting Service, and a Beneficiary of a deceased Member shall have the right to diversify any investments in the Frozen ESOP I and Frozen ESOP II accounts attributable to contributions made by a predecessor employer by transferring all or part of the balance in those accounts to any of the other investment funds available under the Plan.

(c) This Section 8.05 shall be applied separately with respect to each class of the Frozen ESOP I and Frozen ESOP II accounts held in a Member’s Account.

ARTICLE 8 – MEMBERS’ ACCOUNTS

ARTICLE 9

DISTRIBUTIONS

9.01. General Rule

If a Member’s Vested Account Balance exceeds $1,000:

(a) The Member’s Vested Account Balance shall, upon election by the Member, be distributed to the Member as soon as reasonably practical after the later of the Member’s Normal Retirement Age or Termination from Employment Date. A Member shall not be deemed to have incurred a termination from employment merely because the Member’s status changes from an Employee of the Company or an Affiliated Company to a Leased Employee of the Company or an Affiliated Company.

(b) The Member may elect an earlier distribution of the Member’s Vested Account Balance. An election under this subsection may be made at any time after the earlier of the Member’s Termination from Employment Date or attainment of age 59 1/2, and is subject to the qualifications of Section 9.05 (Limitations on In Service Distributions), and Section 9.06 (Notification and Member Election).

(c) A distribution from a Member’s Frozen ESOP I or Frozen ESOP II account will, upon the Member’s request, be paid in a lump sum not later than one year after the close of the Plan Year:

(1) in which occurs the Member’s Termination from Employment Date by reason of the Member’s attainment of Normal Retirement Age, Disability or death; and

(2) which is the sixth Plan Year following the Plan Year in which occurs the Member’s Termination from Employment Date for reasons other than attainment of Normal Retirement Age, Disability or death; except that this clause shall not apply if the Member is reemployed by the Company or an Affiliated Company before distribution is required under this clause.

9.02. Timing and Manner of Distributions

(a) Distribution of a Member’s Vested Account Balance under Section 9.01 shall be made under the terms of this Article to a Member in the form of a single cash lump-sum payment except as otherwise provided under Section 9.02(b).

(b) The Member may elect that funds in his Valero Stock Account or CST Stock Fund be distributed in the form of cash or stock.

ARTICLE 9 – DISTRIBUTIONS

9.03. Account Balances of $1,000 or Less

If the Member’s Vested Account Balance is equal to or less than $1,000, it shall be distributed in a single lump-sum as soon as practicable after the earlier of the Member’s Termination from Employment Date or Required Beginning Date.

9.04. Death Benefits

All distributions after the Member’s death are governed by the provisions of Article 12.

9.05. Limitations on In-Service Distributions

Salary Deferral Contributions and any Company Contributions used to satisfy the ADP Test, and the income allocable to such contributions, may not be distributed before a Member’s death, Disability or severance from employment as defined in Code section 401(k) and Treasury regulations thereunder, except to the extent provided under Section 10.02 (hardship distributions), Section 10.05 (withdrawals on or after reaching age-59 1/2), Section 9.07 (relating to termination of the Plan), Section 9.08 (QDROs) and Section 9.11 (distributions to comply with other Code requirements).

9.06. Notification and Member Election for Distributions Before Normal Retirement Age

(a) If a Member’s Vested Account Balance exceeds $1,000, then except as otherwise provided in Section 9.07 (relating to Plan termination), such Vested Account Balance may not be distributed to the Member before the Member’s attainment of Normal Retirement Age, unless the Committee provides the Member with the notice described in this section and the Member makes the written election described in this section.

(b) The notice under this section must inform the Member of the means to obtain the value of the Member’s distribution, the optional distribution forms available, if any, and the Member’s right to defer distribution, and must be provided by the Committee no fewer than 30 days and no more than 180 days before the date the distribution commences.

(c) The distribution may commence fewer than 30 days after the notice described in Section 9.06(b) of this section is provided, if the notice indicates that the Member has a right to 30 days to consider whether to consent to the distribution.

(d) The Member’s election must affirmatively elect a distribution, must be in writing on forms prescribed by the Committee, and must not be made before the Member receives the notice described in Section 9.06(b).

ARTICLE 9 – DISTRIBUTIONS

9.07. Special Rules for Plan Termination and Corporate Reorganizations

Upon the termination of the Plan, or other event described in Code section 401(k)(10) (as determined by the Committee) distributions shall be made without regard to Section 9.05 (relating to in-service distributions) or Section 9.06 (relating to Member elections and notification) to the extent permitted by law.

9.08. QDROs

A distribution to an alternate payee under a qualified domestic relations order (as defined in Code section 414(p)) related to a Member may be made from a Member’s Account at any time.

9.09. Other Restrictions on Distributions

The payment of benefits under this Plan to the Member shall begin not later than the 60th day after the close of the Plan Year in which occurs the latest of:

(a) The Member’s attainment of Normal Retirement Age;

(b) The Member’s incurrence of his Termination from Employment Date; or

(c) The date specified by the Member in an election under Section 9.01.

9.10. Required Minimum Distributions

Notwithstanding any provision of this Article 9 to the contrary, all distributions under the Plan shall be made in accordance with the minimum distribution requirements of (i) Code section 401(a)(9), (ii) Treasury Regulation sections 1.401(a)(9)-1 through 1.401(a)(9)-9 and (iii) other applicable revenue rulings, notices and guidance published by the Internal Revenue Service, the terms of which shall control over conflicting provisions of this Plan. The provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with such requirements; provided that any required minimum distributions shall be made in the form of a single lump sum cash payment of the Member’s entire Vested Account by no later than April 1 of the year following the year in which the Member reaches age 70 1/2. In complying with such minimum distribution requirements, distributions under the Plan shall also be made in accordance with the “incidental death benefit” as described in Code section 401(a)(9)(G).

9.11. Distributions to Comply With Other Code Requirements

A distribution is not prohibited under any provision of this Article to the extent the distribution is:

(a) Permitted or required to comply with Code sections 401(k), 401(m), 402(g), or 415;

ARTICLE 9 – DISTRIBUTIONS

(b) Made to an alternate payee under a qualified domestic relations order as defined in Code section 414(p); or

(c) Required to comply with any other provision of the Code.

9.12. Direct Rollovers

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Article, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover, except as otherwise provided by the Company’s administrative procedures as permitted by regulations. In addition, a Distributee may not elect a Direct Rollover of an Offset Amount.

(b) Notwithstanding the foregoing, a non-spouse beneficiary may elect to receive a Direct Rollover of any distribution receivable from a deceased Member’s Account, provided that the direct rollover is made to an individual retirement plan described in Code section 408(a) or (b) established on behalf of the Beneficiary that will be treated as an inherited IRA pursuant to the provisions of Code section 402(c)(11). To qualify for Direct Rollover, any amount distributed from the Account of a deceased Member to a non-spouse Beneficiary must be an Eligible Rollover Distribution.

9.13. Distributions of Roth Deferrals

(a) Any qualified distribution (as that term is defined in subsection (b)(1) below) from a Member’s Roth Deferral Account shall not be includible in the Member’s gross income provided such qualified distribution is made after the nonexclusion period (as that term is defined in subsection (b)(2) below).

(b) Definitions. For purposes of this Section 9.13,

(1) “Qualified distribution” means any payment or distribution:

(A) made on or after the date on which the Member attains age 59 1/2;

(B) made to a Beneficiary (or to the estate of the Member) on or after the death of the Member; or

(C) attributable to the Member’s Disability;

provided, however, that the term qualified distribution shall not include distribution of any Excess Deferral under Plan Section 5.02 or any excess contribution under Plan Section 6.04(a), and any income on the Excess Deferral or excess contribution.

ARTICLE 9 – DISTRIBUTIONS

(2) “Nonexclusion period” means the five-taxable-year period beginning with the earlier of:

(A) the first taxable year for which the Member made a Roth Deferral to any Roth Deferral Account established for such Member under this Plan; or

(B) if a Rollover Contribution was made to such Roth Deferral Account from a designated Roth account previously established for such Member under another employer’s retirement plan or a Roth IRA, the first taxable year for which the Member made a designated Roth contribution to such previously established account.

ARTICLE 9 – DISTRIBUTIONS

ARTICLE 10

PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE

10.01. General Rule

In addition to the distributions described in Article 9, a Member may receive a distribution of part or all of the Member’s Vested Account Balance to the extent permitted by the terms of this Article.

10.02. Hardship Distributions

(a) Upon furnishing proof of a bona fide financial necessity, a Member may at any time, but no more often than once in any six month period, withdraw an amount necessary to satisfy the financial necessity. The amount needed to satisfy the financial necessity shall come from the sub-accounts within such Member’s Account in such priority order as established by the Committee, except that a hardship distribution shall not be permitted with respect to amounts credited to the Member’s:

(1) Safe Harbor Matching Contribution account; and

(2) Salary Deferral Contribution account in excess of the Salary Deferral Contributions credited thereto.

Hardship distributions under this Section 10.02 shall be subject to the following provisions in Sections 10.02(b) and 10.02(c).

(b) Financial Necessity Event. In order to obtain a hardship distribution from a Member’s Account, such Member must demonstrate to the Committee (i) that an immediate and heavy financial need exists, and (ii) that amounts held in such Account are necessary to satisfy such need. The determination of whether a Member has an immediate and heavy financial need shall be made on the basis of all relevant facts and circumstances. For example, the need to pay the funeral expenses of a family member would generally constitute an immediate and heavy financial need, whereas a distribution made to a Member for the purchase of a boat or television would not. A financial need shall not fail to qualify as immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Member. Categories of circumstances under which distributions are deemed to constitute an immediate and heavy financial need are:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of the Member’s adjusted gross income), and such medical expenses of the Member’s primary Beneficiary;

ARTICLE 10 – PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE

(2) Costs directly related to the purchase of the Member’s principal residence (excluding mortgage payments);

(3) Payment of tuition, related educational fees, and room and board expenses, for up to the next 12 months of post-secondary education for the Member, or the Member’s spouse, children, or dependents (as defined in Code section 152, without regard to Code Sections 152(b)(1), 152(b)(2) and (d)(1)(B)), and such expenses of the Member’s primary Beneficiary;

(4) Payments necessary to prevent eviction of the Member from the Member’s principal residence or foreclosure on the mortgage of that residence;

(5) Payments for burial or funeral expenses incurred for the Member’s deceased parent, spouse, children or dependents (as defined in Code section 152, without regard to Code section 152(d)(l)(B)), and payments for burial or funeral expenses of the Member’s primary Beneficiary’s deceased parent, spouse, children or dependents (as defined in Code section 152, as determined without regard to Code section 152(d)(1)(B)); or

(6) Expenses incurred for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10 percent of adjusted gross income).

(7) To the extent that the above list of general categories may be expanded in the future through the publication by the Internal Revenue Service of notices or revenue rulings, the list above shall, upon resolution adopted by the Committee, automatically incorporate such additional provisions, effective as of the date of such adoption. The amount of an immediate and heavy financial need may include amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(8) Absent an applicant’s circumstances constituting one of the above categories of this Section 10.02(b)(1), the Committee may still permit a hardship distribution, provided that the attendant facts and circumstances constitute a “bona fide financial necessity” in the Committee’s considered opinion (i.e., conditions of sufficient severity that a Member is confronted by present or impending financial strain, etc.).

(c) Financial Need. The Committee may permit a hardship distribution pursuant to the provisions hereof, provided that all of the following conditions are met:

(1) The withdrawal does not exceed the amount necessary to meet the need (including taxes applicable to the withdrawal);

ARTICLE 10 – PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE

(2) The Member has obtained all distributions and loans currently available under all plans maintained by the Company; and

(3) The Member is prohibited under the terms of the Plan or an otherwise legally enforceable agreement from making any contributions under all Company plans (including nonqualified plans (e.g., stock option plans, etc.) but excluding health and welfare benefit plans offered under the Company’s cafeteria benefits plan) for at least six months after receipt of the hardship distribution.

10.03. Withdrawals On and After Attainment of Age 59 1/2

A Member who has attained age 59 1/2 may withdraw any portion of the Member’s Vested Account Balance without regard to whether the Member has incurred a Termination from Employment Date or other severance from employment as defined under Code section 401(k) and regulations thereunder. A Member may not elect more than one withdrawal under this section during any six-month period. Withdrawals under this section may not be repaid.

10.04. Withdrawals of Roth 401(k) Contributions

A member may withdraw his Roth 401(k) contributions and any earnings thereon tax-free provided no such withdrawal is made before at least five tax years after the year of the first Roth 401(k) contribution made under this Plan and the member has attained age 59 1/2. A Member may not elect more than one withdrawal under this section during any six month period.

10.05. Other Permitted In-Service Withdrawals

A member who elects to take an in-service withdrawal (other than a withdrawal permitted under Sections 10.02, 10.03 or 10.04 above) is limited to the eligibility requirements and withdrawal frequency limitations noted below.

Withdrawal Type	Contribution Account Type	Employment Requirement	Withdrawal Frequency Limitation
Six Month Withdrawal	• Frozen After-Tax • Rollover	N/A	Every six months

36-Month Withdrawal	• Frozen After-Tax • Rollover • Profit Sharing • Frozen Matching	After three years of employment with a Participating Company After five years of employment with a Participating Company	Every 36 months

ARTICLE 10 – PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE

Age 59 1/2 Withdrawal	• Pre-Tax • Frozen After-Tax • Rollover, Profit Sharing • Frozen Matching • Safe Harbor Matching • Frozen ESOP I • Frozen ESOP II	Attainment of Age 59 1/2	Every six months

ARTICLE 10 – PARTIAL AND TOTAL IN-SERVICE WITHDRAWALS OF ACCOUNT BALANCE

ARTICLE 11

LOANS

11.01. General Availability of Loans

(a) Loans shall be made available on a reasonably equivalent basis to all Members and beneficiaries who are parties in interest within the meaning of ERISA section 3(14). The individuals described in this subsection are hereinafter referred to as Eligible Borrowers.

(b) Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount loans are made available to other Eligible Borrowers.

(c) Application for a loan must be made to the Committee in writing and on prescribed forms. The decisions by the Committee on loan applications shall be made on a reasonably equivalent, uniform, and nondiscriminatory basis. The Committee may change the terms of any outstanding loan to the extent required by applicable law.

(d) If the Committee is in receipt of a domestic relations order with respect to any Eligible Borrower’s account, it may deny any loan to that Eligible Borrower until the rights of the alternate payee named under such order are determined, and satisfied, to the extent that the order is a qualified domestic relations order under Code section 414(p).

(e) Each Eligible Borrower is limited to two outstanding loans at a time. The maintenance of more than one outstanding loan by an Eligible Borrower at any time shall be in accordance with such loan rules and procedures as the Committee may establish.

11.02. Amount of Loan

(a) The minimum loan available is $500.

(b) The maximum loan available is the lesser of:

(1) $50,000 less the highest outstanding balance of Plan loans to such Eligible Borrower during the 12-month period ending on the day before the loan is made; or

(2) the amount that (when added to the outstanding balance of all other loans to the Eligible Borrower from the Plan) equals 50% of the Eligible Borrower’s vested interest in his or her Account.

The Eligible Borrower’s vested interest in his or her Account shall be based on the most recent account valuation available to the Committee on the date the loan is applied for.

ARTICLE 11 – LOANS

11.03. Terms of Loan

(a) A loan shall be secured by a lien on the Eligible Borrower’s Account in the Plan, to the maximum extent permitted by the Code and ERISA and guidance issued thereunder.

(b) The interest rate on a loan shall be a reasonable rate of interest, as determined by the Committee, and shall be fixed for the term of the loan.

(c) The principal amount and interest on a loan shall be repaid no less frequently than quarterly in level amounts, and (except for an Eligible Borrower who is not employed by an Affiliated Company, or receiving payments from the payroll of an Affiliated Company) by payroll deductions. An Eligible Borrower may pre-pay the full amount due under the loan at any time without penalty.

(d) Subject to agreement by the Committee, the Eligible Borrower may elect a repayment term of up to five years, except that a repayment term of up to 15 years may apply to a loan used to acquire a dwelling unit that is to be used within a reasonable time, determined at the time the loan is made, as the principal residence of the Eligible Borrower.

(e) Each loan shall be evidenced by a promissory note, evidencing the Eligible Borrower’s obligation to repay the borrowed amount to the Plan, in such form and with such provisions consistent with this section as are acceptable to the Committee. All promissory notes shall be deposited with the Trustee.

(f) The Committee may determine a loan to be in default, and may take necessary and appropriate actions to enforce repayment of the loan, including any actions set forth in Sections 11.04 and 11.05.

11.04. Nonpayment of Required Installment

(a) Nonpayment of installment. If an Eligible Borrower does not pay a required installment of principal or interest under a Plan loan in the amount and at the time required by the terms of the loan, the loan shall be in default.

(b) Payment of required installment. If payment of the required installment (plus accrued interest) is made by the Member by the date specified in Section 11.04(d), the loan is no longer in default.

(c) Upon a default under Section 11.04(a), the Committee may:

(1) Enforce the Plan’s lien against the Eligible Borrower’s Account by directing the Trustee to reduce (offset) the amount of the Eligible Borrower’s Vested Account Balance by the outstanding loan balance (including accrued interest), unless a distribution is prohibited by Code section 401, 402 or 401(k);

ARTICLE 11 – LOANS

(2) Make demand for repayment of the required installment (including accrued interest);

(3) Perfect any other security interest held by the Plan;

(4) Direct the Trustee to offset any distribution made to the Eligible Borrower (including any rollover distribution and any hardship distribution) by the amount of the outstanding loan balance (including accrued interest); or

(5) Take any other actions determined by the Committee as necessary or advisable to prevent the loss of principal and interest.

(d) Deemed distribution at end of grace period. If by the end of the last day of the first quarter following the date of the default under Section 11.04(a), neither the required installment (plus accrued interest) has been paid, nor the loan balance repaid by offset, or otherwise, the outstanding loan balance (including accrued interest) shall be treated by the Plan as a deemed distribution on that date (i.e., on the last day of the first quarter following the date of default) in accordance with Code section 72(p) and guidance thereunder. No further interest shall accrue with respect to a loan after a deemed distribution of that loan.

11.05. Acceleration of Loan

(a) Upon an Eligible Borrower’s Termination from Employment Date, the entire loan balance (including accrued interest) shall be treated as due and payable within a reasonable period of time after such Termination from Employment Date, unless the Committee shall decide to exercise its discretion under Section 11.05(e).

(b) The Committee may designate other events (including, but not limited to, hardship distributions; receipt of a qualified domestic relations order; and Direct Rollovers as defined in Article 9) upon which, or within a reasonable time after which, the entire outstanding loan balance shall become immediately due and payable.

(c) To enforce collection of the loan the Committee may:

(1) Enforce the Plan’s lien against the Eligible Borrower’s Account by directing that the Trustee offset the amount of the Eligible Borrower’s Vested Account Balance by the outstanding loan balance (including accrued interest), unless a distribution is prohibited by Code section 401, 402 or 401(k);

(2) Make demand for repayment of the outstanding loan balance, including accrued interest, from the Eligible Borrower or his Beneficiary;

(3) Perfect any other security interest held by the Plan;

ARTICLE 11 – LOANS

(4) Direct the Trustee to offset any distribution made to the Eligible Borrower (including any rollover distribution and any hardship distribution) by the amount of the outstanding loan balance (including accrued interest); or

(5) Take any other actions determined by the Committee as necessary or advisable to prevent the loss of principal and interest.

(d) On the date on which the loan becomes immediately due and payable under this section, to the extent repaid by offset or otherwise, the loan balance including accrued interest) shall be treated as a deemed distribution. No further interest shall accrue with respect to a loan after a deemed distribution of that loan.

(e) In connection with a Termination from Employment Date, or other circumstance determined to be appropriate by the Committee, an Eligible Borrower may enter into an agreement satisfactory to the Committee that the outstanding loan shall be repaid on a monthly basis by means other than payroll deduction. If any payment is not made by the due date set forth in such agreement, the loan shall be in default on that due date, and is subject to the provisions of Section 11.04 of the Plan (relating to nonpayment of required installments).

11.06. Repayment Not Permitted After Deemed Distribution

Repayment of the loan is not permitted after such loan has been treated as a deemed distribution under Section 11.04 or 11.05.

11.07. Alternate Payees

(a) If, before a loan is repaid in full, a distribution is required to be made from the Plan to an alternate payee under a qualified domestic relations order (as defined in Code section 414(p)), such distribution shall be made from the vested portion of the Member’s Account that is not attributable to the outstanding loan balance (from the vested non-loan balance).

(b) If the amount of any distribution required by the qualified domestic relations order exceeds the vested non-loan balance at the time of such required distribution, the Committee may provide that:

(1) Such excess will be distributed to the alternate payee from future additions to the account as soon as reasonably practical after such future additions are made (whether in the form of repayments under the loan, new contributions to the account, or other additions); or

(2) The loan is due and payable.

ARTICLE 11 – LOANS

11.08. Fees

The Committee may charge Eligible Borrowers reasonable fees for loans under this section.

11.09. USERRA

Loan repayments may be suspended under the Plan as permitted under Code Section 414(u).

ARTICLE 11 – LOANS

ARTICLE 12

DEATH BENEFITS

12.01. General Rules

After the death of a Member, the Member’s Vested Account Balance shall be paid as soon as reasonably practicable to the Member’s Beneficiary in a single lump-sum cash payment under the provisions of this Article, which shall take precedence over any conflicting provision of this Plan.

12.02. Married Members

In the case of a Member who is married at the time of his or her death, the Beneficiary is:

(a) The individual designated under a Qualified Beneficiary Designation as defined in Section 12.05 except that

(b) If a Beneficiary has not been designated under Section 12.05(a), the designation is not a Qualified Beneficiary Designation, or no Beneficiary so designated survives the Member, the Beneficiary is the Member’s surviving spouse.

12.03. Unmarried Members

In the case of a Member who is not married at the time of his death:

(a) The Beneficiary is the individual, trust or other entity designated by the Member in beneficiary forms provided by the Committee, or under such procedures as permitted by the Committee.

(b) In the absence of a specific designation by an unmarried Member, the Beneficiary shall be the person, trust or other entity designated to receive any group term life insurance benefits with respect to the Member, or in the case that there is no such group term life benefit, the Beneficiary shall be the first surviving person or persons in the following successive classes: (1) the surviving children of the deceased Member, (2) the surviving parents of the deceased member, and (3) the Member’s estate.

12.04. Divorced or Separated Members

In the case of a Member who at the time of his or her death has been married and divorced or legally separated, the individual named in a qualifying domestic relations order as defined in Code section 414(p) and regulations thereunder shall be treated as a Beneficiary to the extent specified in such order.

ARTICLE 12 – DEATH BENEFITS

12.05. Qualified Beneficiary Designation

A Member’s designation is a Qualified Beneficiary Designation only if the Member’s spouse consents under the provisions of this section.

(a) The spouse’s consent must be in writing, must acknowledge the financial effect of the waiver of the spouse’s rights, and must be witnessed by a notary public.

(b) If the spouse’s consent specifically acknowledges a Beneficiary designated by the Member then the Member may not subsequently designate another Beneficiary without the further written consent of the spouse.

(c) Notwithstanding this consent requirement, if the Member establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, then spousal consent in compliance with Section 12.05(a) is deemed, and such deemed consent is further deemed to qualify as consent to any subsequent changes in the Member’s Beneficiary designations.

(d) Any consent under this section is valid only with respect to the spouse who signs the consent. Any deemed consent under Section 12.05(c) is valid only with respect to the designated spouse.

(e) At any time, and without the consent of the Member’s spouse, the Member may revoke any previous Beneficiary designation if the effect of such revocation is that the Member’s Beneficiary is his or her spouse.

ARTICLE 12 – DEATH BENEFITS

ARTICLE 13

SPECIAL PROVISIONS RELATING TO MEMBERS ON MILITARY LEAVE

Notwithstanding any other provision of this Plan, the following special provisions of this Article 13 will apply to Members who are on Military Leave.

13.01. Military Leave Benefits In General

Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to Military Leave will be provided to the extent required by Code sections 414(u) and 401(a)(37).

13.02. Contributions Required on Return From Military Service

(a) If a Member:

(1) leaves the employ of the Participating Company to enter the armed services of the United States and is covered by USERRA;

(2) is reemployed under USERRA; and

(3) contributes make-up contributions during the period described below and as permitted by USERRA,

the Participating Company shall make a contribution equal to the amount of the Safe Harbor Matching Contributions that would have been allocated to the Member’s Account had the Member remained in the employ of a Participating Company for the period of time he or she was covered by USERRA and continued to make the Salary Deferral Contributions.

(b) The Member may make such make up Salary Deferral Contributions during the period beginning on the Member’s date of reemployment and ending on the earlier of (1) three times the period of the Member’s Qualified Military Service, and (2) five years, in an aggregate amount equal to the maximum amount the Member could have made and the Company shall make the appropriate Safe Harbor Matching Contributions. The Company shall not, however, make any contribution for lost earnings or failure to share in forfeitures.

13.03. Differential Pay Treated as Compensation

Differential wage payments, if any, (as described in Code Section 3401(h)(2)) to a Member who does not currently perform services for the Company by reason of Military Leave while on active duty, shall be included as Compensation for purposes of determining contributions during such period of Military Leave, as well as compensation for purposes of applying Code Section 415, including for purposes of determining maximum benefits and all nondiscrimination testing hereunder. Unless otherwise elected

ARTICLE 13 – SPECIAL PROVISIONS RELATING TO MEMBERS ON MILITARY LEAVE

by a Member, Salary Deferral Contributions, as well as Safe Harbor Matching Contributions shall continue to be made to the Member’s Account during the period of the Military Leave on the basis of the Member’s Compensation in effect immediately prior to the commencement of the Military Leave, plus any merit increases received by the Member during the Military Leave. Additionally, Profit Sharing Contributions shall be made for Members who are on Military Leave based on the Member’s Compensation in effect immediately prior to the commencement of the Military Leave, plus any merit increases received by the Member during the Military Leave.

13.04. Qualified Reservist Withdrawal

A Member who is called or ordered to active duty and who is on Military Leave for an indefinite period or for a period of at least 180 days, may withdraw all or a portion of his or her Pre-Tax and/or Roth Deferral Accounts.

13.05. Employee Status While Receiving Differential Wage Payments

(a) A Member receiving differential wage payments (as defined in Code section 3401(h)(2)) shall be treated as an Employee.

(b) Notwithstanding the previous sentence, however, any Member who is on active duty for more than thirty (30) days while on Military Leave shall be deemed to have severed from employment from the Company solely for purposes of eligibility to receive a distribution of such Member’s Salary Deferral Contributions.

(1) A Member who takes a distribution based on his or her deemed severance from employment provided for in the previous sentence shall be suspended from making any contributions to the Plan for the six-month period beginning on the date of such distribution, as required by Code section 414(u)(12)(B); provided that such six-month suspension shall not be required if the distribution is permitted under any other provision of the Plan (for which a suspension does not apply), including a Qualified Reservist Withdrawal provided for above.

(2) A distribution under this section based on the Member’s deemed severance from employment shall be considered an Eligible Rollover Distribution.

13.06. Survivor Benefits

The Beneficiary (determined under Section 12.05 hereof) of a Member on Military Leave who dies while performing Qualified Military Service, shall be entitled to any death benefits (other than benefit allocations relating to the period of Qualified Military Service) provided under the Plan in the same manner as if the Member had resumed employment with the Company on the day prior to his or her death and then terminated employment on account of death. Additionally, the Member shall be credited with vesting service for the period of the Qualified Military Service.

ARTICLE 13 – SPECIAL PROVISIONS RELATING TO MEMBERS ON MILITARY LEAVE

ARTICLE 14

ADMINISTRATIVE PROCEDURES

14.01. Appointment of Committee Members

The Chief Executive Officer of the Company shall appoint a Committee consisting of not fewer than three members who shall hold office at the pleasure of the Chief Executive Officer. Any member may resign by giving notice, in writing, to the Chief Executive Officer.

14.02. Officers and Employees of the Committee

The Committee shall choose from its members a Chairman and a Secretary. The Chairman may appoint one or more Assistant Secretaries for the Committee who may, but need not, be members of the Committee. The Secretary (or an Assistant Secretary) shall keep a record of the Committee’s proceedings and all dates, records and documents pertaining to the Committee’s administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or appropriate.

14.03. Action of the Committee

Action of the Committee may be taken with or without a meeting of Committee members, provided, however, that any action shall be taken only upon the vote or other affirmative expression of a majority of the Committee’s members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question shall be determined by the Chief Executive Officer.

14.04. Expenses

(a) All reasonable and proper expenses of administration of the Plan and Trust, including, but not limited to, fees of accountants, counsel, and other specialists and their agents, and other costs of administering the Plan, shall be paid out of the Fund unless paid by the Company.

(b) The Company may initially pay any expense that normally would be a charge on the Fund and later obtain reimbursement from the Trust Fund.

(1) This even applies in cases where at the time of the Company’s initial payment of the expense, it is not clear that the Company may lawfully seek reimbursement from the Trust Fund but the Company’s legal right to reimbursement is later clarified.

ARTICLE 14 – ADMINISTRATIVE PROCEDURES

(2) It is specifically anticipated that there may be situations, such as litigation, where the Company might choose to bear costs initially, but later obtain reimbursement many years after the costs were incurred. Such delayed reimbursements shall be permissible.

(c) The Company may at the sole discretion of the Board reimburse the Fund for any administration expense incurred. Any administration expense paid to the Fund as a reimbursement shall not be considered a Company Contribution.

14.05. Indemnification

The Company agrees to indemnify and reimburse the members of the Committee, to the fullest extent permitted by law, for any and all liabilities or losses arising out of any act or omission relating to the rendition of services for or the management and administration of the Plan.

14.06. General Powers and Duties of the Committee

The Committee shall have full power and authority to administer the Plan and the Trust and to construe and apply their provisions. For purposes of ERISA, the Committee shall be the named fiduciary with respect to the operation and administration of the Plan and the Trust. In addition, the Committee shall have the powers and authority granted by the terms of the Trust. Benefits under this Plan will be paid only if the Committee decides in its discretion that the applicant is entitled to them.

14.07. Specific Powers of the Committee

The Committee shall have all powers necessary or incident to its office as Plan administrator. Such powers include, but are not limited to, full discretionary authority to:

(a) Prescribe rules for the operation of the Plan.

(b) Determine eligibility.

(c) Comply with the requirements of reporting and disclosure under ERISA and any other applicable law and to prepare and distribute other communications to Employees as a part of Plan operations.

(d) Prescribe forms to facilitate the operation of the Plan.

(e) Secure government approvals for the Plan.

(f) Construe and interpret the terms of the Plan, including the power to remedy possible ambiguities, inconsistencies or omissions.

(g) Determine the facts underlying a claim for benefits by a Member or Beneficiary.

ARTICLE 14 – ADMINISTRATIVE PROCEDURES

(h) Determine the amount, manner and timing of benefits and authorize payments from the Fund.

(i) Maintain records.

(j) Litigate, settle claims, and respond to and comply with court proceedings and orders on the Plan’s behalf.

(k) Enter into contracts on the Plan’s behalf.

(l) Exercise all other powers given to the Committee under other Sections of the Plan.

(m) Engage any administrative, legal, medical, accounting, clerical, or other services it may deem appropriate to effectuate the Plan or the Trust.

(n) Review the performance of the Trustee with respect to the Trustee’s administrative duties, responsibilities and obligations under the Plan and the Trust as such administrative duties, responsibilities and obligations are set forth in the Trust; report to the Board of Directors regarding such administrative performance of the Trustee; and recommending to the Board of Directors, if necessary, the removal of the Trustee and the appointment of a successor Trustee.

14.08. Records and Reports

The Committee shall keep a record of all its proceedings, which shall be open to inspection by the Board.

14.09. Allocation and Delegation of Fiduciary Responsibility

(a) The Committee from time to time may allocate to one or more of its members and/or may delegate to any other persons or organizations any of the rights, powers, duties and responsibilities of the Committee with respect to the operation and administration of the Plan and the Trust that are permitted to be so delegated under ERISA. Any such allocation or delegation shall be reviewed periodically by the Committee, and shall be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Any right, power, duty or responsibility given to the Committee under the Plan shall be construed as the right, power, duty or responsibility of the person or entity to whom allocated or delegated under this section.

(b) Whenever a person or organization has the power and authority under the Plan or the Trust to delegate discretionary power and authority respecting the control, management, operation or administration of the Plan or any portion of the Fund to another person or organization, the delegating party’s responsibility with respect to such delegation is limited to the selection of the appointee and the periodic review of the appointee’s performance and compliance with applicable law and regulations.

ARTICLE 14 – ADMINISTRATIVE PROCEDURES

14.10. Claims and Appeals Review Procedure

(a) Every Member, former Member, Beneficiary of a Member or any other person who believes that he or she is entitled to any benefit or right provided under the Plan shall have the right to file a written claim with the Benefit Plans Administrative Committee. All such claims shall be submitted on a form provided by the Benefit Plans Administrative Committee, which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Benefit Plans Administrative Committee.

(b) The Benefit Plans Administrative Committee shall establish claims and claims appeal procedures, including the Corporation’s Dialogue program, to be used for submitting claims for benefits under the Plan and having decisions relating to such claims reviewed. Such procedures shall be in accordance with the requirements of ERISA section 503 and shall be communicated to Members and applicable spouses and beneficiaries under the Plan.

14.11. Service of Process

The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee shall cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company shall be the agent of the Plan for the service of legal process.

14.12. Payment to Minors or Persons Under Legal Disability

If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit shall be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Committee determines is necessary to ensure that the payment will legally discharge the Plan’s obligation to such person.

14.13. Mistakes in Plan Administration

From time to time, claims or issues may arise that involve the Plan, including, among others, claims and issues raised by Members, those addressed under any of the Internal Revenue Service’s Employee Plans Compliance Resolution System programs or similar programs, or those permitted under the terms of a qualified domestic relations order that complies with Code section 414(p). The resolution, settlement or adjudication of these claims or issues may result in a compliance procedure that is not expressly permitted under some other section of the Plan document. Such a procedure, agreement or order will be respected to the extent that, as determined in the sole discretion of the Committee, it does not result in disqualification of the Plan or violate (or cause the Plan to violate) any applicable statue, government regulation or ruling.

ARTICLE 14 – ADMINISTRATIVE PROCEDURES

ARTICLE 15

ADOPTION OF PLAN BY AFFILIATED COMPANIES

15.01. Adoption Procedure

Any Affiliated Company may become a Participating Company under the Plan provided that:

(a) The Company approves the adoption of the Plan by the Affiliated Company and designates such Affiliated Company as a Participating Company;

(b) The Affiliated Company adopts the Plan together with all amendments then in effect by appropriate action;

(c) The Affiliated Company adopts the Trust together with all amendments then in effect by appropriate action; and

(d) The Affiliated Company by action agrees to be bound by any other terms and conditions which may be required by the Company, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

15.02. Effect of Adoption by Affiliated Company

(a) An Affiliated Company that adopts the Plan pursuant Section 15.01 shall be deemed to be the Company for all purposes hereunder, unless otherwise specified by the Company. In addition, the Company may provide that the Employees of the Affiliated Company shall receive credit for their employment with the Affiliated Company prior to the date it became an Affiliated Company for purposes of determining the eligibility of such Employees to participate in the Plan, the determination of their Account Balance, and the vested and nonvested interest of such Employees as Members.

(b) By adopting the Plan, a Participating Company shall be deemed thereby to appoint the Company or the Committee as its exclusive agent to exercise on its behalf all of the powers and authority conferred upon the Company or the Committee by the terms of the Plan including, but not by way of limitation, the power to amend and terminate the Plan and the Trust. The authority of the Company and the Committee to act as such agent shall continue with respect to all funds contributed by each Participating Company and the income therefrom until and unless the amount of such funds and income has been distributed by the Trustee as hereinafter provided in this section.

15.03. Withdrawal by Participating Company

A Participating Company may withdraw from participation in the Plan only with the approval of the Company. If any Participating Company withdraws from the Plan, a copy of appropriate documents adopting such action shall be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee shall communicate such action to the Trustee and to the Employees of the Participating Company.

ARTICLE 15 – ADOPTION OF PLAN BY AFFILIATED COMPANIES

ARTICLE 16

AMENDMENT, TERMINATION AND MERGER

16.01. Amendment of the Plan

(a) The Company reserves the right to amend, discontinue or terminate the Plan at any time or from time to time in whole or in part and in any respect or respects whatsoever for itself and any other adopting corporation or partnership.

(b) Amendments shall be made by appropriate actions of the Board of Directors (which may include action by the Compensation Committee of the Board (the “Compensation Committee”)). The Committee may by written resolution amend the Plan to the extent necessary to keep the Plan in compliance with law, to make clarifying changes, to reflect a change in benefits or other policies approved by the Board or the Compensation Committee, to reflect a change in benefits or policies that are approved by the Committee and that do not cause changes in the cost of benefits under the Plan, and with respect to administrative and procedural matters.

(c) The participation in the Plan by an adopting corporation or partnership as provided in Article 15 shall not limit the power of the Company under the foregoing provisions, provided, however, that the Company shall deliver a copy of each Plan amendment to each adopting corporation or partnership as soon as practical after such amendment is adopted. Amendments adopted by the Board of Directors or the Committee in accordance with this Section 16.01 shall be binding upon each adopting corporation or partnership.

16.02. Protected Benefits

No amendment shall decrease a Member’s accrued benefit to the extent protected by Code section 411(d)(6)(a), or any benefit subsidy or optional form of benefit to the extent protected by Code section 411(d)(6)(b).

16.03. Reduction or Cessation of Contributions

The Company reserves the right to cease or reduce contributions at any time by resolution of the Board of Directors.

16.04. Termination of the Plan

The Company reserves the right to terminate the Plan at any time by resolution of the Board of Directors.

16.05. Unfavorable Determination After Initial Qualification

If the Company is notified subsequent to initial favorable qualification that the Plan is no longer qualified within the meaning of Code section 401(a), or that the Trust is no longer entitled to Plan Sponsor exemption under the provisions of Code section

ARTICLE 16 – AMENDMENT, TERMINATION AND MERGER

501(a), and if the Company shall fail within a reasonable time to make any necessary changes in order that the Plan and/or Trust shall so qualify, the Members shall be fully vested in the Accounts, and shall receive a distribution of their Account Balances.

16.06. Mergers or Transfers

If the Plan shall merge or with, or transfer its assets or liabilities to, any other plan:

(a) Only to the extent required by ERISA section 208 and Code section 401(a)(12) or 414(l), each Member shall be entitled to receive a benefit immediately after such merger, or transfer which is equal to or greater than the benefit which he or she would have been entitled to receive immediately before such merger, or transfer (assuming that the Plan had then terminated).

(b) Merely by virtue of such merger or transfer a Member shall not be entitled to any change in status that would be required by Plan termination, including, but not limited to, 100% Vesting in his Account Balance.

(c) This section in no way shall be construed as a guaranty of, or entitlement by, any Member to an Account Balance valued on the Effective Date at an amount equal to or greater than his Account Balance immediately before such merger or transfer.

ARTICLE 16 – AMENDMENT, TERMINATION AND MERGER

ARTICLE 17

REVERSIONS

17.01. No Reversion Permitted

This Plan has been established by the Company and maintained by the Participating Companies for the exclusive benefit of the Members and their Beneficiaries. Except as otherwise provided in Section 17.02 (relating to approval by the Internal Revenue Service), Section 17.03 (relating to contribution recapture) and Section 9.08 (relating to qualified domestic relations orders), under no circumstances shall any funds contributed hereunder, at any time, revert to or be used by an Affiliated Company, nor shall any such funds or assets of any kind be used other than for the benefit of the Members or Beneficiaries.

17.02. Approval by the Internal Revenue Service

(a) Notwithstanding any other provisions of this Plan, the adoption of this Plan by any Participating Company is subject to the condition precedent that the Plan shall be approved and qualified by the Internal Revenue Service as meeting the requirements of Code section 401(a) and that the Trust established in connection herewith shall be entitled to exemption under the provisions of Code section 501(a). In the event the Plan initially fails to qualify and the Internal Revenue Service issues a final ruling that the Plan or Trust fails to so qualify as of the Effective Date, all liability of the Companies to make further contributions hereunder shall cease.

(b) The Committee, Trustee and any other Named Fiduciary shall be notified immediately by the Company, in writing, of such failure to qualify. Upon such notification, the valve of the Members’ Accounts shall be distributed in cash to any Participating Company, subject to the terms and conditions of Article 6.

(c) That portion of such distribution which is attributable to Rollover Contributions, if any, shall be paid to the Member, and the balance of such distribution shall be paid to any Participating Company.

17.03. Contribution Recapture

Notwithstanding any other provisions of this Plan,

(a) In the case of a contribution which is made by any Participating Company by a mistake of fact, Section 17.01 shall not prohibit the return of such contribution to the Company within one year after the payment of the contribution, and

(b) If a contribution is conditioned upon the deductibility of the contribution under Code section 404, then, to the extent the deduction is disallowed, Section 17.01 shall not prohibit the return to any Participating Company of such contribution (to the extent disallowed) within one year after the disallowance of the deduction.

ARTICLE 17 – REVERSIONS

(c) The amount which may be returned to any Participating Company is the excess of (1) the amount contributed over (2) the amount that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Earnings attributable to the excess contribution may not be returned to the Participating Company, but losses attributable thereto must reduce the amount to be so returned. Furthermore, if the withdrawal of the amount attributable to the mistaken contribution would cause the balance of the individual account of any Member to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, then the amount to be returned to the Participating Company would have to be limited so as to avoid such reduction.

ARTICLE 17 – REVERSIONS

ARTICLE 18

TOP HEAVY PROVISIONS

18.01. Purpose of Article

This Article is intended to ensure compliance with Code section 416 and shall be effective in any Plan Year in which this Plan is determined to be a Top-Heavy Plan. If the provisions of this Article apply to the Plan, such provisions will override any other inconsistent portion of such Plan.

18.02. Definitions

The terms used in this Article 18 shall be defined as follows:

(a) “Determination Date” with respect to any Plan Year shall mean the last day of the preceding Plan Year; or, in the case of the first Plan Year, the last day of such Plan Year.

(b) “Determination Period” shall mean the Plan Year containing the Determination Date and the four preceding Plan Years.

(c) “Employee” shall mean an individual who performs service as an Employee of the Company.

(d) “Employer” shall mean the Company and any entity related to it under subsections (b), (c), (m) or (o) of Code section 414.

(e) “Key Employee” shall mean any Employee or former Employee (including the Beneficiaries of such Employee) who at any time during the Determination Period is or was an officer of the Employer, if such individual’s annual compensation exceeds $130,000 (as adjusted as provided in Code section 416(i)(1)(A)), a 5%-owner (as described in Code section 416(i)(1)(B)(i)) of the Employer, or a 1%-owner (as described in Code section 416(i)(1)(B)(ii)) of the Employer who has an annual compensation of more than $150,000. For purposes of this subsection, annual compensation means Compensation plus all other remuneration which must be taken into account under Code section 415. The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the regulations thereunder.

(f) “Non-Key Employee” shall mean any Employer or former Employee who is not a Key Employee.

(g) “Permissive Aggregation Group” shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer, which, when considered as a group with the Required Aggregation Group, continues to satisfy the requirements of Code sections 401(a)(4) and 410.

ARTICLE 18 – TOP HEAVY PROVISIONS

(h) “Required Aggregation Group” shall mean (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period regardless of whether the Plan had terminated, and (2) any other qualified plan of the Employer which enables a plan in Section 18.02(h)(1) above to satisfy the requirements of Code sections 401(a)(4) and 410.

(i) “Top-Heavy Plan” shall mean a plan determined to be Top-Heavy under Section 18.03.

(j) “Top-Heavy Ratio” shall mean the ratio defined under Section 18.04.

(k) “Valuation Date” shall mean the same date as the Determination Date.

18.03. Determination of a Top-Heavy Plan

This Plan is determined to be Top-Heavy if either (a) the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans, or (b) this Plan is part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation group, and the Top-Heavy Ratio for the group of plans exceeds 60%, or (c) this Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans, and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

18.04. Determination of the Top-Heavy Ratio

(a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan but not including a simple retirement account under Code section 408(p)) and the Employer has never maintained any defined benefit plan which during the 5-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for this plan alone or for the Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the one-year period (five-year period in the case of in-service distribution as described in Code section 416(g)(3)(B)) ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the one-year period (five-year period in the case of in-service distribution as described in Code section 416(g)(3)(B)) ending on the Determination Date), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code section 416 and the regulations thereunder.

(b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the one-year period (five-year period in the case of in-service distribution as described in Code section 416(g)(3)(B))

ARTICLE 18 – TOP HEAVY PROVISIONS

ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate, is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plans for all Key Employees and the present value of accrued benefits under the aggregated defined benefit plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of the account balances under the aggregated defined contribution plans for all Members and the present value of accrued benefits under the aggregated defined benefit plans for all Members as of the Determination Date, all determined in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an account balance or an accrued benefit made in the one-year period (five-year period in the case of in-service distribution as described in Code section 416(g)(3)(B)) ending on the Determination Date.

(c) For purposes of this section, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second years of a defined benefit plan. The account balances and accrued benefits of a Member who is not a Key Employee but who was a Key Employee in a prior Determination Period, or who had not received any Compensation from the Employer maintaining the Plan at any time during the one-year period ending on the Determination Date will be disregarded. Years as described in Code section 416(c)(1)(C)(iii) shall also be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Salary Reduction Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

(d) The accrued benefit of a Member other than a Key Employee shall be determined under:

(1) the method, if any that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or

(2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(c).

18.05. Vesting Requirements

(a) For any Plan Year in which this Plan is Top-Heavy, a vesting schedule at least as rapid as the schedule provided in this section will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Code section 411(a)(7), except those attributable to Employee Contributions, including benefits

ARTICLE 18 – TOP HEAVY PROVISIONS

accrued before the effective date of Code section 416 and benefits accrued before this Plan became Top-Heavy. No reduction in vested benefits may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. This section does not apply to the account balances of any Employee who does not have an Hour of Service after the plan has become Top-Heavy and such Employee’s account balance attributable to Company Contributions and forfeitures will be determined without regard to this section.

Years of Vesting Service	Percentage Vested
Less than 3	0%
3 or more	100%

(b) If this Plan ceases to be Top-Heavy, the Employer will maintain the Top-Heavy vesting schedule in this section.

18.06. Minimum Allocation.

(a) Except as otherwise provided in Section 18.06(c) below, the Employer Contributions and forfeitures allocated on behalf of any Member who is not a Key Employee shall not be less than the lesser of 3% of such Member’s compensation (as defined in Section 18.06(b)), or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions and forfeitures, as a percentage of the Key Employee’s compensation as limited by Code section 401(a)(17), allocated on behalf of any Key Employee for that year. Salary Deferral Contribution to the Plan may not be included as an Employer Contribution for purposes of satisfying the minimum allocation requirement. Matching Contributions may only be taken into account only to the extent allowed under Q&A M-19 of Treasury Regulations section 1.416-1. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the Member would not otherwise be entitled to receive an allocation, or would have received a lesser allocation because of the Member’s failure to make Salary Reduction Contributions, if such Contributions are required to participate in the Plan, or because of Compensation less than a stated amount.

(b) For purposes of computing the minimum allocation, Compensation shall mean total Compensation subject to federal income tax withholding.

(c) The provisions in (a) and (b) above shall not apply to any Member who was not employed by the Employer on the last day of the Plan Year.

ARTICLE 18 – TOP HEAVY PROVISIONS

ARTICLE 19

MISCELLANEOUS

19.01. Gender and Number

When necessary to the meaning hereof, and except when otherwise indicated by the context, either the masculine or the neuter pronoun shall be deemed to include the masculine, the feminine, and the neuter, and the singular shall be deemed to include the plural.

19.02. Reference to the Code and ERISA

Any reference to any section of the Internal Revenue Code, ERISA, or to any other statute or law shall be deemed to include any successor law of similar import.

19.03. Governing Law

Except as provided by ERISA section 514, this Plan shall be construed and governed by the laws of the State of Texas.

19.04. Compliance With the Code and ERISA

This Plan is intended to comply with all requirements for qualification under the Internal Revenue Code and ERISA, and if any provision hereof is subject to more than one interpretation or any term used herein is subject to more than one construction, such ambiguity shall be resolved in favor of that interpretation or construction which is consistent with the Plan being so qualified. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.

19.05. Prohibition Against Assignment or Alienation

The Member’s right to any payments, benefits, and refunds is not transferable or subject to assignment or alienation, except to the extent required by Code section 414(p) (relating to qualified domestic relations orders).

19.06. Limitation of Rights

Participation in the Plan shall not grant any Member the right to be retained in the service of an Affiliated Company or any other rights or interest in the Plan or Trust other than those specifically herein set forth.

ARTICLE 19 – MISCELLANEOUS

IN WITNESS WHEREOF, CST Brands, Inc. has on this 27th day of April, 2013, executed this Plan effective as of May 1, 2013, except as otherwise specified or as otherwise required to comply with applicable provisions of the Code, any statute amending the Code, or any other applicable statute, regulation, or ruling.

CST BRANDS, INC.

By:	/s/ Kevin Sheehan
Kevin Sheehan, VP & Retail Controller